AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                              ON APRIL 4, 2003

                          Sec File No. 333-104355
       --------------------------------------------------------------

       --------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
       --------------------------------------------------------------

                               Amendment No. 1

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
       --------------------------------------------------------------

                              HISPANAMERICA CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


  DELAWARE                   2389                           03-0479736

  (STATE OR OTHER           (PRIMARY STANDARD               (I.R.S. EMPLOYER
  JURISDICTION OF            INDUSTRIAL CLASSIFICATION      IDENTIFICATION NO.)
  INCORPORATION OR           CODE NUMBER)
  ORGANIZATION


                              HISPANAMERICA CORP.
                             3948 Forest Oaks Lane
                         Mebane, North Carolina 27302
                                 919-563-5068
        (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
           AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                    COPY TO:
                             MARK T. THATCHER, ESQ.
                                 P.O. Box 60894
                        COLORADO SPRINGS, COLORADO 80960
                                  719-650-0934

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                    INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                      APPROXIMATE DATE OF COMMENCEMENT OF
                          PROPOSED SALE TO THE PUBLIC:

                    As soon as practicable after approval.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.

                                                         [X]

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                                                         [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.

                                                         [ ]
_______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                         [ ]
________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                                         [ ]
________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                                                         [ ]
________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      ----------------------------------------------------------------
                      CALCULATION OF REGISTRATION FEE
      ----------------------------------------------------------------

Title of       Maximum        Maximum
Securities     Amount         Offering      Aggregate    Amount of
to be          to be          Price         Offering     Registration
Registered     Registered     Per Share     Price        Fee
-------------- -------------  ------------  -----------  ------------
Common Stock,  2,500,000(1)   $    5.00    $ 12,500,000 $ 1,150.00
No Par Value

Common Stock,  2,436,000 (2)  $    5.00    $ 12,180,000 $ 1,120.56
No Par Value

(1) Estimated solely for purposes of calculating registration fee. It is anticipated that the public offering price of the common stock will be approximately $5.00.

(2) Common stock owned by stockholders of the Company. The fee with respect to these shares has been calculated pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, and based upon the book value of our common stock on a date within five (5) days prior to the date of filing of this registration statement (since no quote is now published, it was assumed at $5.00 for purposes only of calculating the filing fee). The $5.00 price is also the fixed price at which, prior to quotation on the Over-the-Counter Bulletin Board, Selling
Shareholders will be able to sell their shares.


                               HISPANAMERICA CORP.

                                    (LOGO)

                               2,500,000 Shares
                               Common Stock And
                               2,436,000 Shares
                                 Common Stock

This prospectus relates to the offer and sale of up to 2,500,000 shares of common stock, no par value of HispanAmerica Corp. (the "Company"). We are selling the Shares on a self-underwritten, no minimum basis for a period of 360 days. There is no minimum purchase requirement. We will not use an underwriter or securities dealer and there are no arrangements to place any funds in escrow, trust or similar account with regard to this offering. However, we reserve the right to enter into appropriate underwriting or brokerage contracts if warranted.

Concurrently with the offering of 2,500,000 shares of Common Stock being made by our company, the potential resale of 2,436,000 shares by certain Selling Shareholders is being registered on this registration statement. Currently, there is no public market for the shares offered hereby.

Investing in our shares is extremely speculative. The offering described in this prospectus involves a very high degree of risk. Persons who cannot afford to lose their entire investment should not consider an investment in our shares. SEE "RISK FACTORS" BEGINNING ON PAGE 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement we filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

           -----------------------------------------------------------

                               TABLE OF CONTENTS

                                                                         Page

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     Our Company Anticipates Continued Losses That May
       Greatly Impede Our Ability to Succeed. . . . . . . . . . . . . . .13
     Our Securities May Be Improperly Valued Since
       We Do Not Have A Proven Business Model And
       Have Not Engaged in Significant Business Activity. .  .  . . . . .14
     Our Ability to Operate May be limited Since
       We Rely on a Line of Credit for Our Operations
       That May Not Continue. . . . . . . . . . . . . . . . . . . . . . .14
     Our Ability to Operate May be Limited Since
       We Currently Rely Upon the Sale of Equity Interests in
       Addition to Revenue to Finance Our Business Operations. . . . . . 15
     We May Have Difficulty Supporting the Price of Our Securities
       Since We Have and Will Experience Fluctuations of
       Quarterly Operating Results. . . . . . . . . . . . . . . . . . . .15
     We Have Substantial Competition That May Impede Our Ability
       to Successfully Grow Our Business and Establish Our Company
       as a Going Concern. . . . . . . . . . . . . . . . . . . . . . . . 16
     The Company is Faced With Evolving Industry Standards and
       Rapid Technological Changes That May Negatively Impact
       Our Operations. . . . . . . . . . . . . . . . . . . . . . . . . . 16
     There May be Adverse Risks Associated With Our Trademarks and
       Proprietary Information That May Seriously Impact
       Our Ability to Operate. . . . . . . . . . . . . . . . . . . . . . 17
     Present Control by Our Senior Management, Officers and Directors
       May Impede a Change in Control of the Company That Could
       Ultimately Maximize Shareholders' Equity. . . . . . . . . . . . . 17
     Issuance of Preferred Stock May Adversely Affect Stockholders or
       Delay or Prevent Corporate Take-over That Could Ultimately be in the Best Interests of Shareholders as a Whole. . . . . . . . . . .18

                                                                         Page

     Our Company Provides for the Indemnification of Officers and
       Directors That Could Result in Substantial Expenditures That
       We Will be Unable to Recoup. . . . . . . . . . . . . . . . . . . .18
Risks Relating to This Offering. . . . . . . . . . . . . . . . . . . . . 19
     Our Company May Have to Sell Our Securities at a Lower Price
       Than the Arbitrary $5.00 Per Share Offering Price in This
       Offering Thus Potentially Incurring Immediate Losses for Our
       Shareholders Purchasing Shares in This Offering. . . . . . . . . .19
     There is No Trading Market To Date and a Potential Volatile
       Stock Price for Our Company That May Negatively Impact the
       Liquidity of Your Investment. . . . . . . . . . . . . . . . . . . 19
     Selling Shareholders May Negatively Impact our Company's Ability
       to Raise the Minimum Amount of Funds Needed for Our Next
       12 Months of Operations. . . . . . . . . . . . . . . . . . . . . .20
     Required Regulatory Disclosure Relating to Low-priced Stocks
       May Negatively Impact Liquidity in Our Common Stock. . . . . . . .20
     Current Prospectus and State Blue Sky Requirements May Impede
       Our Ability to Offer Common Stock in Certain Jurisdictions. . . . 21
Forward-Looking Information. . . . . . . . . . . . . . . . . . . . . . . 22
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Determination of Offering Price. . . . . . . . . . . . . . . . . . . . . 26
Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . .30
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
Directors, Executive Officers and Senior Management. . . . . . . . . . . 36
Security Ownership of Certain Beneficial Owners and Management. . . . . .46
Description of Capital Stock. . . . . . . . . . . . . . . . . . . . . . .48
Registrar and Transfer Agent. . . . . . . . . . . . . . . . . . . . . . .56
Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . . . 57
Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities. . . . . . . . . . . . . . . . . . . . . . . 57
Recent transactions in unregistered securities. . . . . . . . . . . . . .58
Description of Business. . . . . . . . . . . . . . . . . . . . . . . . . 63
Management's Discussion and Analysis of Financial Condition,
 Results and Plan of Operations. . . . . . . . . . . . . . . . . . . . . 75

                                                                         Page

Description of Property. . . . . . . . . . . . . . . . . . . . . . . . . 83
Certain Relationships and Related Transactions. . . . . . . . . . . . . .84
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . .85
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . .F-1
Additional Information. . . . . . . . . . . . . . . . . . . . . . . . . .111
Selling Shareholder Prospectus. . . . . . . . . . . . . . . . . . . . . .112


                                    PART I

                 Narrative Information Required in Prospectus
                  Inside Front and Outside Back Cover Pages
              See front and back cover pages of this prospectus.


                             PROSPECTUS SUMMARY

The following summary should be read in conjunction with the more detailed information and the financial statements. Concurrently with the offering of 2,500,000 shares of Common Stock being made by our company, the potential resale of 2,436,000 shares by certain Selling Shareholders is being registered on this registration statement.


                                 THE COMPANY

HispanAmerica Corp. (the "Company") is the holding company for Generacion Latina, Inc. ("GL"). GL(r) is the first comprehensive consumer brand merchandising company to develop a marketing strategy to create, design, and sell consumer products exclusively to the Hispanic population in the U.S. and other parts of the world. We are a development stage company.

GL(r) creates, designs, and markets products that cater specifically to the Hispanic consumer market and is currently marketing its casual apparel, accessories, footwear and headwear line of products that celebrate the heritage, traditions and spirit of the Hispanic culture. We believe our products celebrating the Latin culture will crossover into other consumer segments. We are in the process of creating and designing other durable and non-durable consumer products including, but not limited to credit cards, debit, money transfer cards and phone cards to be released in 2003. We anticipate creating and distributing a full range of consumer products under the GL brand label.

The Hispanic consumer market has been the fastest growing consumer segment in the U.S. economy and now, according to recently released estimates in January of 2003 by the U.S. Census Bureau, Hispanics are now the largest minority group in the U.S. As of July 2001, the Hispanic population has grown to 37.1 million and was projected to have spent in excess of $550 billion in consumer expenditures according to Hispanic Business News and other publications.

The vision, concept, research and development of GL(r) was commenced in November of 2000 and incorporated as a North Carolina corporation in December of 2001. We delivered our first products, apparel and headwear in August of 2002 to Wal-Mart, our company's initial retail distribution channel after apparel and accessories had previously been sold to small and medium sized retailers.

Members of our management team, the board of directors and advisors have extensive experience in the apparel industry, brand development and corporate management. We have combined this experience with the expertise of Hispanic marketing and advertising companies and consultants and now believe we have the necessary components to create a successful brand that may be marketed and distributed to the Hispanic consumer. Our management philosophy is to grow our business by developing the GL(r) brand and selling our products currently to Wal-Mart. This may be followed by distribution into other retailers, direct marketing via our catalog, our websites and retail sales via our kiosk retail concept.

GL(r) apparel and accessories were first introduced in August 2002 through a test market in 71 Wal-Mart stores. As a result of this test market, GL(r) sold its apparel and accessories in fall of 2002 to approximately 380 Wal-Mart stores. We anticipate selling our spring line of men's and women's apparel and accessories to Wal-Mart to be followed by a children's line of GL(r) products. We anticipate, based on the success so far with our products in Wal-Mart, that our sales will grow substantially over the next 18 months, although there can be no assurances that Wal-Mart will continue to buy our products.

In addition to our initial business with Wal-Mart as a distribution channel for GL(r) lifestyle brand of apparel, accessories, footwear, headwear and other products, a major initiative is to grow the GL(r) brand through:

     - additional retail outlets
     - e-commerce
     - direct marketing via media
     - catalog ;and
     - concert and festival promotional sales.

We plan to open GL(r) kiosks in malls in the U.S. in the next 18 months to build our brand and generate sales growth in locations and cities that have large Hispanic populations.

Our company was incorporated in August of 2002 in Delaware to facilitate the growth of GL(r) and pursue additional opportunities in reaching the fastest growing consumer segment in the U.S., the Hispanic consumer. We have a website for GL(r), www.generacionlatina.cc, where our products may be purchased and information obtained. In addition, we have a website, www.hispanamerica.com, where our mission and corporate information may be obtained.

                   ----------------------------------------

Our corporate headquarters are located at 3948 Forest Oaks Lane, Mebane, North Carolina 27302 (919) 563-5068. Our transfer agent is Computershare Trust Company, 12039 West Alameda Parkway, Suite Z-2, Lakewood CO 80228, telephone: (303)986-5400.

We are selling the Shares on a self-underwritten, no minimum basis for a period of 360 days. We will not use an underwriter or securities dealer. We cannot provide assurances that we will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting our activities and plan of operations.

We believe that obtaining net proceeds of at least $1,000,000, together with cash generated from operations, will be sufficient to support our anticipated growth, expansion and marketing efforts for at least 12 months following the completion of this Offering. There can be no assurances that we will be able to obtain at least $1,000,000 of net proceeds on a timely basis, or at all.
In such event, we may be unable to complete our current plans for expansion. If we require additional financing and are unable to obtain it, our operations will be materially adversely effected.


                                 The Offering


Securities Offered by Our Company....... 2,500,000 shares of common stock.

Securities Outstanding Prior to the
  Offering.............................. 7,132,600 shares

Securities Potentially sold by Selling
  Shareholders...........................2,436,000(1) shares

Securities Outstanding Subsequent to
  the Offering.......................... 9,632,600 shares

Use of Proceeds......................... Research and development, marketing and sales costs,
                                         distribution costs, product
                                         marketing of GL brands,
                                         payment of salaries,
                                         repayment of debt, and for
                                         working capital purposes.

Risk Factors............................ The common stock offered hereby involves a high
                                         degree of risk and
                                         immediate and substantial
                                         dilution. See "Risk Factors".

Proposed OTC Bulletin Board Symbol...... Shares--"HSPA"


(1) The shares offered by the Selling Shareholders is made by a separate prospectus.

-------------------


                                  RISK FACTORS


We provide the following risk factor disclosure in connection with our continuing effort to qualify our written and oral forward looking statements for the safe harbor protection of the Litigation Reform Act and any other similar safe harbor provisions. However, the Litigation Reform Act safe harbor does not apply to initial public offerings. Important factors currently known to us that could cause actual results to differ materially from those in forward looking statements include the following disclosures:

The shares offered hereby are speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

Concurrently with the offering of 2,500,000 shares of Common Stock being made by our company, the potential resale of 2,436,000 shares by certain Selling Shareholders is being registered on this registration statement. However, approximately 1,443,896 of these shares are held by officers and directors and remain subject to being sold in compliance with Rule 144 of the Securities Act. In addition, approximately 992,104 shares are subject to being sold in accordance with twelve (12) month restrictive "bleed-out" agreements between certain shareholders and our company. The offering of 2,500,000 shares of Common Stock by our company shall commence promptly upon effectiveness of the registration statement and prior to quotation of the Company's stock on the OTC Bulletin Board or any other stock exchange.

Our Company Anticipates Continued Losses That May Greatly Impede Our Ability to Succeed.

We have conducted limited business to date and consequently have no significant operating history upon which an investor can evaluate our business. There can be no assurance that we will ever have any profits or that our activities will be successful. Such risks include, but are not limited to:

     (i)   an evolving and unpredictable business model;

     (ii)  management of growth;

     (iii) our ability to anticipate and adapt to a developing market and unforeseen changes; and

     (iv)  developments in our strategic partners' activities and direction.

To address these risks, we must, among other things, implement and successfully execute our business strategy, continue to develop and upgrade our product line, provide superior distribution service, respond to competitive developments, attract, retain and motivate qualified personnel and meet the expectations of our strategic partners. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

We anticipate that we will incur significant costs to fund our distribution costs, product development, strategic alliances and ongoing product marketing improvements. We could incur significant operating losses for at least the foreseeable future. To the extent that the expenses we incur do not result in revenue or appropriate increases in revenue, our business will not be successful and you could lose all of your investment.

Our Securities May Be Improperly Valued Since We Do Not Have A Proven Business Model And Have Not Engaged in Significant Business Activity.

We have no proven model for our business. Any discussions to date of projections or projected value have been for illustrative purposes only and are not reliable as indications of future value of our securities. Our business model is evolving and has recently changed dramatically, and we have not engaged in any significant business activity to date. Consequently, we have no reasonable basis for valuing the Securities.

The operating and financial information contained in our projected financial data have been prepared by management and reflect our current estimates of our future performance. The projected results are dependent on the successful implementation of management's growth strategies and are based on assumptions and events over which we have only partial or no control. The assumptions underlying such projected information require the exercise of judgment, and the forecasts are subject to uncertainty due to the effects that economic, business, competitive, legislative, political or other changes might have on future events. Changes in the facts or circumstances underlying such assumptions could materially affect the forecasts. To the extent that assumed events do not materialize, actual results might vary substantially from the projected results. As a result, we might not achieve the operating or financial results set forth in our financial forecasts.

Our Ability to Operate May be limited Since We Rely on a Line of Credit for Our Operations That May Not Continue.

We depend upon a line of credit from a commercial lender that is guaranteed by our company. We have no assurance that such lender will continue to provide the line of credit. Loss of the line of credit would have a material adverse effect on our company.

Our Ability to Operate May be Limited Since We Currently Rely Upon the Sale of Equity Interests in Addition to Revenue to Finance Our Business Operations.

Though our company has generated cash flow from the sale of products, we have also historically relied upon sales of equity and loans to finance our operations as an early stage growth company. Such equity sales and debt issuances dilute the ownership of other equity owners. Moreover, if we are unable to sell additional equity interests, we may be unable to pay our operating expenses and debts.

We May Have Difficulty Supporting the Price of Our Securities Since We Have and Will Experience Fluctuations of Quarterly Operating Results.

Quarterly variations in our revenues and operating results are effected by many factors, including:

-  the timing and magnitude of sales;
- variations in the margins of sales performed during any particular quarter;
-  the timing and volume of work under new agreements;
-  the termination of existing agreements;
-  costs we incur to support growth internally or otherwise;
-  the change in mix of our customers, contracts and business;
-  regional and general economic conditions;
-  seasonal fluctuations;
-  safety concerns; and
-  changes in government regulation.

Due to these factors, quarterly revenues, expenses and results of operations could vary significantly in the future. You should take these factors into account when evaluating past periods, and, because of the potential variability due to these factors, you should not rely upon results of past periods as an indication of our future performance. In addition, the long-term viability of our business could be negatively impacted if there were a downward trend in these factors. Because our operating results may vary significantly from quarter-to-quarter based upon the factors described above, results may not meet the expectations of securities analysts and investors, and this could cause the price of your Securities to decline significantly.

We Have Substantial Competition That May Impede Our Ability to Successfully Grow Our Business and Establish Our Company as a Going Concern.

The apparel and consumer goods industry in which we operate is highly competitive. Some of our principal competitors in certain business lines are substantially larger and better capitalized. Because of these resources, these companies may be better able to obtain new clients and to pursue new business opportunities or to survive periods of industry consolidation.

The Company is Faced With Evolving Industry Standards and Rapid Technological Changes That May Negatively Impact Our Operations.

Our success will depend in part upon our continued ability to enhance our existing products, to introduce new products quickly and cost effectively to meet evolving customer needs, to achieve market acceptance for new product offerings and to respond to emerging industry standards and other manufacturing changes. There can be no assurance that we will be able to respond effectively to changes or new industry standards. Moreover, there can be no assurance that our competitors will not develop competitive products, or that any such competitive products will not have an adverse effect upon our operating results.

Moreover, management intends to continue to implement "best practices" and other established process improvements in our operations going forward. There can be no assurance that we will be successful in refining, enhancing and developing our operating strategies and systems going forward, that the costs associated with refining, enhancing and developing such strategies and systems will not increase significantly in future periods or that our products will not become obsolete as a result of ongoing consumer demand developments in the marketplace.

There May be Adverse Risks Associated With Our Trademarks and Proprietary Information That May Seriously Impact Our Ability to Operate.

Our company has received a trademark in the United States for the name "Generacion Latina" and "GL". This trademark has been issued to Generacion Latina, Inc. We will be filing for a trademark with the United States Patent and Trademark Office for "HispanAmerica." There can be no assurance as to the breadth or degree of protection which existing or future trademarks, if any, may afford us, that any trademark applications will result in issued trademarks, that our trademarks will be upheld, if challenged, or that competitors will not develop similar or superior methods or products outside the protection of any patent issued to our company. Although we believe that our potential patent and trademarks and products do not and will not infringe patents or trademarks or violate the proprietary rights of others, it is possible that our existing patent or trademark rights may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur. Any of the foregoing could have a material adverse effect upon our company. In addition, there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent or trademark infringement or proprietary rights violation action which may be brought against us. Moreover, if our products infringe patents, trademarks or proprietary rights of others, we could, under certain circumstances, become liable for damages, which also could have a material adverse effect on our company.

Present Control by Our Senior Management, Officers and Directors May Impede a Change in Control of the Company That Could Ultimately Maximize Shareholders' Equity.

Assuming all of the shares are purchased in the Offering, our senior management, officers and directors will beneficially own approximately 63.19% of the outstanding shares on a fully diluted basis. As a result, such persons may have the ability to control our company and direct our affairs and business. Such concentration of ownership may also have the effect of delaying, deferring or preventing change in control of our company.

Issuance of Preferred Stock May Adversely Affect Stockholders or Delay or Prevent Corporate Take-over That Could Ultimately be in the Best Interests of Shareholders as a Whole.

Preferred stock may be issued by our company from time-to-time in one or more series. Our Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to and imposed upon any unissued series of Preferred Stock and the designation of any such stock, without any vote or action by our stockholders. Our Board of Directors may authorize and issue preferred stock with voting power or other rights that could adversely affect the voting power or other rights of the holders of Common Stock and Preferred Stock. In addition, the issuance of additional series of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company, because the terms of such preferred stock could potentially prohibit our consummation of any merger, reorganization, sale of substantially all of our assets, liquidation or other extraordinary corporate transaction without the approval of the holders of the outstanding shares of the additional series of preferred stock.

Our Company Provides for the Indemnification of Officers and Directors That Could Result in Substantial Expenditures That We Will be Unable to Recoup.

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our company. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay our company if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by our company that we will be unable to recoup.

                         RISKS RELATING TO THIS OFFERING

Our Company May Have to Sell Our Securities at a Lower Price Than the Arbitrary $5.00 Per Share Offering Price in This Offering Thus Potentially Incurring Immediate Losses for Our Shareholders Purchasing Shares in This Offering.

We have arbitrarily set the per share offering price in this Offering. The per share offering price has no relationship to actual value of the securities offered in this Offering. In order to execute our business plan, we will need to raise substantial additional capital. Most likely, we will attempt to sell our equity securities to raise additional capital. In order to sell additional equity securities, we may have to offer such securities at a price below the per share price you are being offered. Furthermore, if we engage a placement agent or underwriter in the future, the offering price in future financings will be determined, in large part, by such placement agent or underwriter. The negotiations between our company and a placement agent or underwriter in the future financings may dictate that we sell equity securities at substantially lower prices than the offering price in this Offering.

There is No Trading Market To Date and a Potential Volatile Stock Price for Our Company That May Negatively Impact the Liquidity of Your Investment.

There has been no market for our Securities, and there can be no assurance that an active trading market will develop or be sustained. If a public market for our stock does develop in the future, the market price of the shares is likely to be highly volatile and may be significantly affected by factors such as fluctuations in our operating results, announcements of manufacturing innovations or new products and/or services by our company or its competitors, governmental regulatory action, developments with respect to patents or proprietary rights and general market conditions. In addition, the stock market has from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.

Selling Shareholders May Negatively Impact our Company's Ability to Raise the Minimum Amount of Funds Needed for Our Next 12 Months of Operations.

While the Selling Shareholders may sell initially at a specified fixed price of $5.00 per share, Selling Shareholders with more than 1,000 shares are subject to a twelve (12) month restrictive "bleed-out" agreement whereby they may only sell approximately twenty-five percent (25%) of their respective shares, during each successive quarter, from the initial date our shares are quoted on the OTC Bulletin Board or other nationally recognized exchange.
The Selling Shareholders will be able to sell at prevailing market prices or privately negotiated prices. These prevailing market prices or privately negotiated prices Selling Shareholders may be significantly lower than the fixed price of $5.00 per share at which our company is conducting its offering. The fact that shares may be available at prices under the fixed price of our company's offering may adversely affect our offering.

There is a significant risk that, as a result of competition against Selling Shareholders that our company may not be able to raise at least the $1,000,000 net of expenses Management believes it needs to continue operations for the next 12 months and could have a material adverse effect on our company.

Required Regulatory Disclosure Relating to Low-priced Stocks May Negatively Impact Liquidity in Our Common Stock.

While the initial offering price is approximately $5.00, there may be downward pressure due to lack of demand for our company's stock or from the Selling Shareholders. Should the trading price of the common stock drop to less than US$5.00 per share, trading in the common stock in the US secondary market would be subject to certain rules promulgated under the Securities Exchange Act of 1934, which rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-NASDAQ equity security that has a market price of less than US$5.00 per share, subject to certain exceptions).

Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale.

The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity and the ability of stockholders to sell the common stock in the US secondary market.

Current Prospectus and State Blue Sky Requirements May Impede Our Ability to Offer Common Stock in Certain Jurisdictions.

Currently, our stock is not registered for sale in any state. Upon approval from a state securities authority to commence trading in a specific state, our company will file a post-effective amendment to its Prospectus in accordance with its obligations under applicable securities law. We will be able to issue shares of its common stock only if there is then a current prospectus relating to such common stock and only if such common stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the common stock reside. We have undertaken and intend to file and keep current a prospectus that will permit the purchase and sale of the common stock, but there can be no assurance that we will be able to do so.

Although we intend to seek to qualify for sale the shares of common stock in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. The common stock may be deprived of any value and the market for such shares may be limited if a current prospectus covering the common stock is not kept effective or if such common stock is not qualified or exempt from qualification in the jurisdictions in which the holders then reside.

                           FORWARD-LOOKING INFORMATION

This prospectus contains certain forward-looking statements within the meaning of the federal securities laws. When used in our documents or in any oral presentation, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings (loss), capital expenditures, dividends, capital structure or other financial terms. Certain statements regarding the following particularly are forward-looking in nature:

     -    our business strategy;

     -    our management capabilities;

     -    projected acquisitions or joint ventures; and

     -    projected capital expenditures.

The forward-looking statements in this prospectus are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position to differ materially from expectations are:


     - general volatility of the capital markets and the market price of our shares;

     - changes in the interest rates or the general economy of the markets in which we operate;

     - our ability to identify and complete acquisitions and successfully integrate the businesses we acquire;

     - disruption in the economic and financial conditions primarily from the impact of recent terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events;

     -    changes in the demand for our services;

     -    the degree and nature of our competition; and

     - the other factors referenced in this prospectus, including, without limitation, under the "Risk Factors" section.

We provide these disclosures in connection with our continuing effort to qualify our written and oral forward looking statements for the safe harbor protection of the Litigation Reform Act and any other similar safe harbor provisions. However, the Litigation Reform Act safe harbor does not apply to initial public offerings.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this prospectus might not occur, we qualify any and all of our forward-looking statements entirely by these cautionary factors.


                                USE OF PROCEEDS

The net proceeds to us from the sale of the 2,500,000 shares of common stock offered hereby, are estimated to be approximately $12,500,000. We are selling the Shares on a self-underwritten, no minimum basis for a period of 360 days. We cannot provide assurances that we will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting our activities and plan of operations. This offering will be sold on a first come, first served basis.

Provided subscriptions exceed 2,500,000 shares, all excess subscriptions will be promptly returned to such subscriber, without interest, and without deduction for commissions or expenses. We will not use an underwriter or securities dealer.

There can be no assurances that any amount of the offering will be sold. In that event, there is a substantial risk to us that failure to receive proceeds from this offering may significantly restrict our business operations.

We will not receive any proceeds from the sale of securities by the Selling Shareholders.

Our company will scale our planned operations in relation to the funds raised. We intend to utilize any proceeds approximately as follows (the chart set forth below represents the Use of Proceeds' order of importance):

                     $1,275,000(1) $5,000,000     $10,000,000   $12,500,000
                     Amount of      Amount of      Amount of     Amount of
                     Proceeds       Proceeds       Proceeds      Proceeds
                     Raised         Raised         Raised        Raised
                     (Note A)       (Note B)

Offering Expenses       275,000       275,000         275,000       275,000

Research,
Development and
Design costs            100,000       250,000         550,000       500,000

Selling, General &
Administrative costs    325,000     1,000,000       1,000,000     1,500,000

Marketing               300,000       950,000       2,500,000     3,250,000

Distribution costs           -0-    1,900,000       3,050,000     3,200,000


                     $1,275,000(1) $5,000,000     $10,000,000   $12,500,000
                     Amount of      Amount of      Amount of     Amount of
                     Proceeds       Proceeds       Proceeds      Proceeds
                     Raised         Raised         Raised        Raised
                     (Note A)       (Note B)

Professional and             -0-      250,000         250,000       250,000
Consulting Fees

Working Capital/
Investments                  -0-      375,000       2,375,000     3,525,000
(Note C)


A: We believe that we need at least $1,000,000, net of expenses, to fund operations until it reaches a level of sales revenue sufficient to enable it to become self-funding. The $1 million net proceeds represents:

- $500,000 (for payroll, property expenses, and materials) required to continue its research & development activities;

- $400,000 (for payroll and office expenses) required to continue its selling, general and administrative activities;

- $100,000 for increased marketing activities.

B: Raising $5 million will enable our company to start developing its own distribution facilities (equipment, payroll and property expenses) if necessary, such as those planned in Mebane, North Carolina. We will also be able to commence more extensive brand advertising and marketing.

C: Working Capital - Represents expenditure for general corporate purposes including accounts payable, payroll, distribution costs for purchase orders, overhead, administrative expenses and general corporate purposes.

-------------------------------

The foregoing represents our company's best estimate of its allocation of the net proceeds of this offering based upon the current state of its business, operations and plans, current business conditions and our evaluation of our industry. Future events, including problems, delays, expenses and complications that may be encountered, changes in economic or competitive conditions and the results of our company's sales and marketing activities may make shifts in the allocation of funds necessary or desirable. Management will have broad discretion to determine the use of proceeds.

We have wide discretion in the use of our proceeds. We reserve the right to use the funds obtained from this offering for other purposes not presently contemplated which we deem to be in our best interest and the best interest of our shareholders. As a result, our success will be substantially dependent upon the discretion and judgment of our management. The application and allocation of the net proceeds of the offering are determined by discretion and judgment of our management.

Reports to Stockholders

We plan to furnish our stockholders with an annual report for each fiscal year containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deem appropriate. We intend to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as our company is subject to those requirements.


                         DETERMINATION OF OFFERING PRICE

Prior to this Offering, there has been no public market for the Securities. The initial public offering price for the common stock has been determined by our company. Among the factors considered were, an analysis of the areas of activity in which our company is engaged, the present state of our business, our financial condition, our prospects, an assessment of management, and the general condition of the securities market at the time of this Offering.

The public offering price of the common stock does not necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to us.

We anticipate that our common stock will be submitted for quotation on the Over-the-Counter Bulletin Board ("OTC:BB") under the symbol "HSPA", but there can be no assurances that an active trading market will develop, even if the securities are accepted for quotation.


                                CAPITALIZATION

The following is the capitalization of our company as of September 30, 2002.


                                                     AMOUNT TO BE
                   AMOUNT            AMOUNT          OUTSTAND. UPON
TITLE OF CLASS     AUTHORIZ.         OUTSTAND.       ISSUANCE OF ALL SHARES
----------------   ----------------  --------------  -----------------------

Common Stock,
No par value       50,000,000         6,954,600       9,632,600

Preferred Stock    50,000,000                 0               0


The following table sets forth the capitalization of our company as of September 30, 2002. This table should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

Actual
-------------

Long term debt                                        $      566,337
                                                          ----------

Stockholders' equity:

Preferred stock - $.001 par value,
50,000,000 shares authorized;  none
issued and outstanding

Common stock - $.001 par value, , 50,000,000 shares
Authorized, 6,954,600 shares issued and outstanding
                                                               6,955

Additional paid-in capital                                   617,939

Accumulated deficit                                          (11,215)
                                                        ------------
Total stockholders' equity                                   613,679
                                                        ------------
Total capitalization                                  $    1,180,016
                                                        ------------

-------------------------------------------------


                                   DILUTION

At September 30, 2002, the net tangible book value of our company was $613,679 or $.09 per share. Net tangible book value per share is determined by dividing the net tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. Assuming the sale of the Securities offered hereby of 2,500,000 shares (less estimated expenses of this Offering) the net tangible book value of our company at September 30, 2002 would have been $12,838,679 or $1.36 per share, representing an immediate increase in net tangible book value of $1.27 per share to the existing stockholders and an immediate dilution of $3.55 per share (or 71.1%) to new investors.

The following table illustrates this per share dilution:

Initial offering price per share of common stock         $      5.00

Net tangible book value per share of
common stock before the offering                         $       .09

Increase attributable to new investors                   $      4.89

Pro-forma net tangible book value after the offering     $ (1)  1.36

Dilution to new investors                                $      3.55/share

Percentage of dilution to new investors                        71.10%

(1)If less than 2.5 million shares are sold, pro forma book value will be less and, therefore, dilution to new shareholders will increase.

The following table summarizes the number of shares of common stock purchased from our company, the total cash consideration paid and the average price per share paid by our existing shareholders at December 31, 2001 and new investors purchasing shares of common stock in this offering, before deducting the estimated offering expenses.

The table, with respect to new investors, gives effect to the 7,132,600 shares issued on our formation and through March 3, 2003 in connection with various private placements, debenture and bridge financing.


                Shares           Purchased    Consideration     Paid         Avg.
                Number           Percentage   Amount            Percentage   Price Per
                                                                             Share
                --------------   ------------ ------------      ----------   -----------

Existing
Shareholders     7,132,600       74.04%       $     7,133        00.06%      $ 0.001

New Investors    2,500,000       25.96%       $12,500,000        99.94%      $ 5.00

Total            9,632,600      100.00%       $12,507,133       100.00%      $ 1.30



                              PLAN OF DISTRIBUTION

Conduct of the Offering

We hereby offer 2,500,000 shares at $5.00 per share on a self-underwritten, no minimum basis for a period of 360 days. This Offering shall commence promptly upon effectiveness of the registration statement. We will not use an underwriter or securities dealer. We cannot provide assurances that we will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting our activities and plan of operations. We will not compensate any person in connection with the offer and sale of the shares.

We believe that obtaining net proceeds of at least $1,000,000, together with the cash generated from operations, will be sufficient to support our anticipated growth, expansion and marketing efforts for at least 12 months following the completion of this Offering. There can be no assurances that we will be able to obtain at least $1,000,000 of net proceeds on a timely basis, or at all. In such event, we may be unable to complete our current plans for expansion. If we require additional financing and are unable to obtain it, our company's operations will be materially adversely effected.

The registration statement of which this prospectus forms a part also relates to the potential resale of 2,436,000 shares of Common Stock that were issued to certain Selling Shareholders in connection with our company's completed business combination in August, 2002. Such shares represent approximately 49.35% of the total shares being offered hereby and may be sold by the Selling Shareholders prior to quotation on the Over-the-Counter Bulletin Board at a fixed price of $5.00 per share and, after quotation, at prevailing market prices or privately negotiated prices. These prevailing market prices or privately negotiated prices may undercut the fixed price that the 2,436,000 shares are being offered in the primary offering. Accordingly, our company has entered into twelve (12) month restrictive "bleed-out" agreements with certain shareholders holding over 1,000 shares in order to control the number of shares being sold. The sale of shares by Selling Shareholders may have a continuing depressive effect on the primary offering as there will be no arrangement to address the price of our company's stock provided it moves below the price of shares to be sold in the primary offering.

Our board members, Arnold Pitoniak, Ken Walker, John Walker and Richard Martin or additional officers as they are appointed, shall distribute prospectuses related to the offering. We estimate that they will distribute a limited number of prospectuses to acquaintances, colleagues and sophisticated and/or accredited investors. Provided additional officers are appointed, they will be identified by way of an amendment to this filing.

Arnold Pitoniak, Ken Walker, John Walker and Richard Martin shall conduct the offering of the shares. Although Mr. Pitoniak, Mr. Walker, Mr. Walker and Mr. Martin are an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, they will not be deemed to be a broker because:

     - they will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act at the time of the sale of our securities;

     - they will not be compensated in connection with the sale of our shares;

     - they will not be an associated person of a broker or dealer at the time of their participation in the sale of our securities; and

     - they shall restrict their participation to the following activities:

(i) preparing written communications or delivering them through the mails or other means that does not involve their oral solicitation of a potential purchaser;

(ii) responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

(iii) performing ministerial and clerical work involved in effecting any transaction.

As of the date of the prospectus, we have not retained a broker in connection with the sale of the shares. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that makes a market in the shares. Our investors shall make their own decisions regarding whether to hold or sell their securities. We shall not exercise any influence over investors decisions.

Regulation M Restrictions

Regulation M contains the rules governing activities of persons with an interest in a securities offering. These rules are aimed at preventing broker-dealers and other persons participating in an offering from manipulating the price of the offered security.

Rule 101 generally prohibits underwriters, broker-dealers and other participants from purchasing the security being offered, or "subject security," during the "quiet period." The "quiet period" begins one or five business days (depending on the trading volume value of the security and the public float value of the issuer) before the offering's pricing and continues through the end of the offering.

There are several exceptions to the rule's prohibitions. For example, underwriters can continue to trade in actively-traded securities of larger issuers (securities with an average daily trading volume, or ADTV, value of $1 million or more and whose issuers have a public float value of at least $150 million). In addition, the following activities, among others, may be excepted from Rule 101, if they meet specified conditions:

-disseminating research reports;
-making unsolicited purchases;
-purchasing a group, or "basket" of 20 or more securities;
-exercising options, warrants, rights, and convertible
 securities;
-transactions that total less than 2% of the security's ADTV; and -transactions in securities sold to "qualified institutional buyers."

Rule 102 prohibits issuers, selling security holders, and their affiliated purchasers from bidding for or purchasing any subject security and certain other related securities during the quiet period.

Rule 103 governs passive market making by broker-dealers participating in an offering of a Nasdaq security.

Rule 104 imposes disclosure, recordkeeping, notification, and pricing conditions on underwriters that stabilize, or maintain, the price of a subject security at a desirable level to facilitate the offering.

Rule 105 prevents manipulative short sales in anticipation of an offering by prohibiting the covering of short sales with securities obtained from an underwriter, broker, or dealer that is participating in the offering.

Method of subscribing

Persons may subscribe for shares by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must pay $5.00 per share in cash or by check, bank draft or postal express money order payable in United States dollars to "HispanAmerica Corp." Provided subscriptions exceed 2,500,000 shares, all excess subscriptions will be promptly returned to such subscriber, without interest, and without deduction for commissions or expenses. We will not use an underwriter or securities dealer.

Our officers, directors, principal stockholders and any of their affiliates or associates individually may purchase up to 5% of the shares. Such Purchases may be made in order to obtain at least $1,000,000 of net proceeds in this offering. Shares purchased by our officers, directors and principal stockholders will be acquired for investment purposes and not with a view toward distribution.

Expiration date

The offering will end the earlier of the receipt of subscriptions for 2,500,000 shares or 360 days from the date of the prospectus.

Limited State Jurisdictions Where Securities Are to be Offered

The common stock offered hereby may be eligible for sale only in certain states, and, in some of those states, may be offered or sold only to "institutional investors", as defined under applicable state securities law. No sales or distributions, other than as described herein, may be effected after this Prospectus shall have been appropriately amended or supplemented.

Under the securities laws of certain states, the shares may be sold in those states only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, in certain states the shares may not be sold therein unless the shares have been registered or qualified for sale in such state or an exemption from such requirement is available and is complied with.

Currently, our stock is not registered for sale in any state. Our company, at least initially, intends to sell some securities overseas in full compliance with any applicable securities laws in those countries. Upon declaration of effectiveness of this registration statement by the United States Securities Exchange Commission, we do intend to seek approval, either through registration or an exemption from registration, to sell its stock in at least the states listed below.

Florida  Washington, D.C. Colorado  New York

Upon approval from a state securities authority to commence trading in a specific state, we will file a post-effective amendment to our Prospectus in accordance with its obligations under applicable securities law.

Only residents of those states in which the shares have been approved for sale under applicable securities or Blue Sky laws may purchase shares in this Offering. Each potential investor will be required to execute an investment representation and subscription agreement that, among other things, requires the potential investor to certify his or her state of residence. A potential investor who is a resident of a state other than a state in which the shares have been qualified for sale may request that we register the shares in the state in which such investor resides. However, we are under no obligation to do so, and may refuse any such request.

Investor Relations Arrangements

Our company may enter into an investor relations agreement. Under the agreement, an investor relations firm is engaged to provide investor relations, corporate communications and related support services to our company, specifically including, among other duties, the development of a comprehensive plan for the dissemination of our information to shareholders as well as brokers, analysts and potential investors; advising our company regarding trends and changes in the Over-the-Counter Bulletin Board brokerage and investment community, as well as changes in share ownership of our shares, all in the context of providing appropriate investor relations communications; coordinating investor and shareholder contacts with our counsel to ensure compliance with applicable securities laws and exchange listing requirements; and assisting us with on-site investor relations meetings and with the design, preparation and dissemination of investor relations materials. No specific firm has been targeted by our company and there can be no assurance that one will ever be engaged, or will be willing to be engaged by us on favorable terms.


                               LEGAL PROCEEDINGS

Neither our company nor any of our affiliates are a party, nor is any of their property subject, to material pending legal proceedings or material proceedings known to be contemplated by governmental authorities.


              DIRECTORS, EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

Management

Members of Management will devote their full time and attention to our operations.

The following table sets forth the ages of and positions and offices presently held by each Director of our company.


                               Date First
                               Became            Positions and Offices
Name                   Age     Director          With the Company
------------------     ----    --------------    ----------------------


Arnold E. Pitoniak(1)   39     August 16, 2002     Chairman and CEO

John P. Walker(1)       41     August 16, 2002     Vice President and Secretary

Kenneth J. Walker(1)    48     August 16, 2002     Chief Operating Officer

Richard E. Martin(1)    48     March 3, 2003       Chief Financial Officer/
                                                   Treasurer

------------------------------------------------------


(1)  The persons listed are the sole directors of the Company.
The board has adopted stock option plans and incentive-based restricted stock plans for officers, directors and employees of our company. Otherwise, management has no plans to issue any additional securities to management, promoters or their affiliates or associates and will do so only if such issuance is in the best interests of shareholders of our company and complies with all applicable federal and state securities rules and regulations.

Although our company has a very large amount of authorized but unissued common and preferred stock that may be issued without further shareholder approval or notice, it is the intention of our company to avoid inhibiting certain transactions with prospective acquisition or merger candidates, based upon the perception by such candidate that the consumer goods industry is rapidly expanding and may not afford the opportunity to proxy shareholders each time our management needs to authorize additional shares.

Personal Biographies and Summary of Experience

Arnold E. Pitoniak

Mr. Pitoniak has 17 years of experience as an entrepreneur, investment banker, and merchant banker. He formed his first company during his senior year at Wake Forest University; since then, he has formed, developed, bought, or sold more than 10 companies.

As an investment banker, Mr. Pitoniak specialized in mergers and acquisition advisory services, as well as general corporate finance. He raised equity and debt for real estate developers, public furniture and textile companies, and other corporations. A group of companies that he founded, The Sigma Companies and Sigma Capital Corporation, Inc., initiated Mr. Pitoniak's principal merchant banking activities, which he has been performing since 1988. He has direct experience in the entertainment, music, hospitality, general corporate and real estate sectors. Since 2000, Mr. Pitoniak has served as a founder and CEO and currently serves as Chairman and CEO of United American Companies, Inc., and subsidiaries it owns.

Mr. Pitoniak has been involved in the acquisition of assets ranging from real estate to operating companies. His significant entrepreneurial and banking expertise bring a unique perspective, as well as a substantial set of financial and analytical skills that includes the ability to negotiate and structure transactions, to the role in helping Generacion Latina, Inc., as well as its holding company (HispanAmerica Corp.)continue to grow and develop as an emerging growth company. Mr. Pitoniak serves as Chairman and CEO of United American Companies, Inc., and serves in this same capacity with HispanAmerica Corp. and Generacion Latina, Inc.

Mr. Pitoniak graduated from Wake Forest University in 1985 with a Bachelor of Arts degree in Economics. He is a member of the Turnaround Management Association.

John P. Walker

Mr. Walker has more than 13 years of experience in the apparel industry as a buyer, national sales manager, and corporate executive at a variety of wholesale and retail companies, Mr. Walker possesses vast experience in brand development.

He has held positions at Belk's, Shando International, Journey's, Inc., VANS, Inc. and JDK Enterprises, Inc., all apparel and consumer goods companies.

Mr. Walker has used his brand development experience in helping to create the Generacion Latina brand and initial products. He serves as Generacion Latina's President and the Company's Vice-President. Mr. Walker holds a Bachelor of Arts degree in Physical Education and a Master's degree in Sports
Administration from the University of North Carolina.

Kenneth J. Walker

Mr. Walker has more than 25 years of experience as a chief operating officer at two companies, Links Associates, a 15-store clothing chain, and JDK Enterprises, Inc., a retail and wholesale apparel company and wholly owned subsidiary of United American Companies, Inc. At both Links Associates and JDK, Mr. Walker oversaw finances, factoring, marketing, purchasing, and human resources.

During his tenure at JDK, Mr. Walker established and oversaw sourcing and procurement opportunities in China and opened export channels to Japan and South America. Mr. Walker serves as Chief Operating Officer of the Company and its wholly-owned subsidiary, Generacion Latina, Inc.

A graduate of the University of North Carolina with a Bachelor's degree in Industrial Relations, Mr. Walker has served as chief negotiator for management teams in the Labor Relations Study Program, attended corporate school at Xerox, and completed an accounting program at Thomas, Stout, Stuart, Core, and Stuart.

Richard E. Martin

During his 25-year career in accounting and finance, Mr. Martin has gained extensive experience with entrepreneurial companies and retail and consumer-oriented businesses. For thirteen years he served in key roles on audit and consulting engagements for retail, wholesale, distribution, and manufacturing clients, while with accounting firms KPMG and Ernst & Young. He has served as chief financial officer for numerous start-up and early stage e-commerce, informatics, healthcare, financial services, and life sciences companies, with responsibilities such as strategic financial planning, raising capital, financial reporting in public and private company environments, and investment management. Mr. Martin holds a master of accountancy degree from Virginia Tech, is a Certified Public Accountant in North Carolina, and is a member of the AICPA and the National Association of Corporate Directors.

Richard Daley

Mr. Daley is the key designer for the corporate identity, branding, product development, and marketing concepts of Fashion River Company, Ltd., a company that services most of the major apparel companies in the U.S. His extensive experience includes both print media, such as corporate signage, and digital media, such as interactive CD and Web site designs. Mr. Daley has extensive experience in creating logo and label designs and has also assisted Fashion River in designing new lines of apparel, based on industry research. He has implemented industry trends into online and off-line business models and structures. Mr. Daley will translate this same experience to GL and the Company.

In addition, Mr. Daley has managed the production of apparel from start to finish, interacting with designers and retailers in the U.S. and conveying their directives to factory personnel in China, in order to ensure that all designs and specifications were produced correctly.

Mr. Daley holds a Bachelor of Architecture from the College of Architecture, Art, and Planning at Cornell University. He has also pursued continuing education at the distinguished Parson School of Design and at New York University. He was an Assistant Professor at the City University of New York and has won an American Institute of Architecture award and a National Collegiate Architecture Design award.

Board of Directors

NAME                        AGE          POSITION

Arnold E. Pitoniak          39           Chairman and Chief Executive Officer

John P. Walker              41           Vice President/Secretary

Kenneth J. Walker           48           Chief Operating Officer

Richard E. Martin           48           Chief Financial Officer/Treasurer

We are in the beginning stages of structuring a board of advisors of prominent Hispanic businessmen and people in the Hispanic community, experienced consumer goods executives, apparel and brand executives and financial and investment executives.

---------------------------------------------------------

Management Loans and Borrowing

Our company has currently entered into the following debt arrangements:

-approximately $115,000 in debenture loans;

-a Line of Credit facility of $225,000 between GL and Fidelity Bank which is guaranteed personally by Arnold Pitoniak, Ken Walker and John Walker, our executive officers and directors.

We may negotiate additional loan agreements, however, there are currently no understandings between our company and third parties to borrow funds. We will not borrow any funds to make any payments to our company's promoters, affiliates or associates of management.

Consultants

Our company is a development stage company and currently has 5 full or part time members of our management team. Management of our company expects to retain attorneys and accountants as necessary. The need for additional employees and their availability will be addressed with the decision whether or not to expand operations or to commence certain business objectives.

Our management has no current plans to use any outside consultants or advisors and has not yet adopted policies regarding their use. Ultimately, the policies to be used in selecting consultants or advisors will include examining the services to be provided, the term of service and the total amount of fees that may be paid.

Board of Directors

Delaware provides that a corporation's board of directors may be divided into various classes with staggered terms of office. Our directors are elected for a term of three years and until their successors are elected and qualified.

Number of Directors

Our board of directors currently consists of five directors. The number of directors on our board may only be changed by a vote of a majority of our directors, subject to the rights of the holders of any outstanding series of our company's preferred stock to elect additional directors.

Removal of Directors

Our directors, or the entire board, may be removed for cause by the affirmative vote of the holders of at least 50% of the outstanding shares of common stock entitled to vote in the election of directors, voting as a single class and subject to the rights of the holders of any outstanding series of our company's preferred stock.

Filling Vacancies on the Board of Directors

Any newly created directorships in our board of directors, resulting from any increase in the number of authorized directors or any vacancies, may be filled by a majority of the remaining members of such board of directors, even though less than a quorum, or in the case of our company, by a sole remaining director, subject to the rights of holders of any outstanding series of preferred stock. Newly created directorships or decreases in directorships in our board of directors are to be apportioned among the classes of directors so as to make all classes as nearly equal in number as practicable, provided that no decreases in the number of directors in our board of directors may shorten the term of any director then in office.

To the extent reasonably possible, any newly created directorship will be added to the class of directors whose term of office is to expire at the latest date following the creation of that directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

Any newly eliminated directorship will be subtracted from the class whose office is to expire at the earliest date following the elimination of the directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

Ability to Call Special Meetings

Special meetings of our company's stockholders may be called by our board of directors, by affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies, or by the Chief Executive Officer.

Advance Notice Provisions for Stockholder Nominations and Proposals

Our bylaws allow stockholders to nominate candidates for election to the board of directors at any annual or any special stockholder meeting at which the board of directors has determined that directors will be elected. In addition, the bylaws allow stockholders to propose business to be brought before any annual stockholder meeting. However, nominations and proposals may only be made by a stockholder who has given timely written notice to the Secretary of our company before the annual or special stockholder meeting.

Under our company's bylaws, to be timely, notice of stockholder nominations or proposals to be made at an annual stockholder meeting must be received by the Secretary of our company no less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual stockholder meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year's annual stockholder meeting, notice will also be timely if delivered within 10 days of the date on which public announcement of the meeting was first made by our company.

In addition, if the number of directors to be elected is increased and no public announcement is made by us naming all of the nominees or specifying the size of the increased board of directors at least 70 days before the first anniversary of the preceding year's annual meeting, or, if the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the preceding year's annual meeting, at least 70 days before the annual meeting, a stockholder's notice will be considered timely, with respect to the nominees for any new positions created by the increase, if it is delivered to the Secretary of our Company within 10 days of the date on which public announcement of the meeting was first made by us.

Under our bylaws, to be timely, notice of a stockholder nomination to be made at a special stockholder meeting must be received no less than 60 days, nor more than 90 days, before a special meeting at which directors are to be elected or within 10 days of the date on which public announcement of the special meeting was first made by our company.

A stockholder's notice to us must set forth all of the following:

- all information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required by applicable law, relating to any person that the stockholder proposes to nominate for election or re-election as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected

- a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting that business at that meeting and any material interest of the stockholder in the business proposed

- the stockholder's name and address as they appear on our books and the class and number of shares which are beneficially owned by the stockholder

- The chairman of our stockholder meeting will have the power to determine whether the nomination or proposal was made by the stockholder in accordance with the advance notice procedures set forth in our bylaws.

- If the chairman determines that the nomination or proposal is not in compliance with advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded.

Director Compensation

The directors of our company, who are all executive officers as well, are not compensated for serving.

Limitation of Liability and Indemnification

Our Articles of Incorporation provide that a director of our Company shall not be personally liable to our company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i) for any breach of the director's duty of loyalty to the Company or its shareholders,

(ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law,

(iii) for any unlawful distribution as set forth in the Delaware Model Business Corporation Act of Delaware; or

(iv) for any transaction from which the director derived an improper personal benefit. These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief is not eliminated.


                            SECURITY OWNERSHIP OF
                  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our outstanding common stock as of March 3, 2003 by (i)each director and executive officer of our company, (ii) all directors and executive officers of our company as a group, and (iii) each shareholder who was known by us to be the beneficial owner of more than five percent (5%) of our outstanding shares.

                               -----------------------------------------------------------------------

                                COMMON STOCK
                               -----------------------------------------------------------------------

Name and address               # of                 % of      # of               % of
of beneficial owner            shares               Class*    Shares             Class
                                                              upon               upon
                                                              Conversion         Conversion
                                                              of Preferred       of Preferred
                                                              Stock (2)          Stock(2)
------------------------------------------------------------------------------------------------------
Arnold Pitoniak                2,894,567(1)         36.04%
3948 Forest Oaks Lane
Mebane, North Carolina 27302
Telephone: 919-563-5068
Facsimile: 919-563-4182

John Walker                    1,803,665(1)         22.45%
3948 Forest Oaks Lane
Mebane, North Carolina 27302
Telephone: 919-563-5068
Facsimile: 919-563-4182

Ken Walker                     1,807,666            22.50%
3948 Forest Oaks Lane
Mebane, North Carolina 27302
Telephone: 919-563-5068
Facsimile: 919-563-4182

Richard E. Martin                150,000             1.87%
3948 Forest Oaks Lane
Mebane, North Carolina 27302
Telephone: 919-563-5068
Facsimile: 919-563-4182


United American Companies, Inc.  486,541             6.05%
2011 Highway 17N, #2000J
Mt. Pleasant, SC 29466
Telephone:843-388-2512

All Officers and
Directors as a Group           6,655,898            82.86%


The beneficial owners have sole voting and investment power with respect to the ownership and potential disposition of their securities.

*The percentages computed in this column of the table are based upon 8,032,600 shares of common stock outstanding on March 3, 2003, and 900,000 shares issuable upon the exercise of stock options that are currently exercisable.

(1) Includes 300,000 shares of common stock underlying a presently exercisable stock option at $1.00 per share.


                           DESCRIPTION OF CAPITAL STOCK

Our company has approximately 7,132,600 shares of common stock issued and outstanding. At present, 100,000,000 shares of common stock are authorized, 50,000,000 common and 50,000,000 of preferred stock. We currently have adopted a stock option plan authorized to issue up to 1,200,000 shares and/or no more than 15% of the issued and outstanding stock of our company to employees, consultants and advisors as incentives and compensation. Presently, 900,000 stock options have been issued, none exercised.

We anticipate closing on $3,000,000 in preferred stock. The proceeds of this sale will provide working capital to GL and provide funds necessary to maintain our company as a fully reporting public company.

Common Stock. Our company's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of capital stock, par value $.001 per share and 50,000,000 share of blank check preferred stock. There are 7,132,600 shares of our company's common stock (the "Common Stock") issued and outstanding. All of the issued and outstanding shares of Common Stock are owned by approximately 206 shareholders.

The shares of Common Stock that are currently issued and outstanding are validly issued, fully paid and non-assessable. Each holder of the Common Stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote is required for action to be taken by the stockholders. The holders of the Common Stock have no preemptive rights or cumulative voting rights and there are no redemption, sinking fund, exchange or conversion provisions applicable to the Common Stock.

Dividends

Subject to the preferences accorded to holders of any preferred shares and any other shares of our company ranking senior to the common shares from time to time with respect to the payment of dividends, holders of common shares shall be entitled to receive, if, as and when declared by the board of directors, such dividends as may be declared thereon by the board of directors from time to time.

Liquidation, Dissolution or Winding-Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of our company, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, such event referred to herein as a "Distribution", holders of common shares shall be entitled, subject to the preferences accorded to holders of the series A shares and any other shares of our company ranking senior to the common shares from time to time with respect to payment on a Distribution, to share equally, share for share, in the remaining property of our company.

Preferred Stock. Currently, our company's Certificate of Incorporation does authorize issuance of preferred stock. We will file a Certificate of Designations to authorize issuance of Series A Preferred Stock with such designations, rights, limitations, priorities, conversion options, features, voting requirements, and preferences as are set forth therein.

The holders of Preferred Stock will vote together with holders of the Common Stock and not as a separate class except as specifically required by law. Each share of Preferred Stock shall have a number of votes equal to the number of shares of Common Stock issuable at the then applicable conversion rate upon conversion of each such share of Preferred Stock.

The Board of Directors may authorize and issue "blank check" preferred stock with voting power or other rights that could adversely affect the voting power or other rights of the holders of Common Stock and Preferred Stock. In addition, the issuance of additional series of such "blank check" preferred stock could have the effect of delaying, deferring or preventing a change in control of our company, because the terms of such preferred stock could potentially prohibit our company's consummation of any merger, reorganization, sale of substantially all of its assets, liquidation or other extraordinary corporate transaction without the approval of the holders of the outstanding shares of the additional series of "blank check" preferred stock.

The number of authorized shares of our company undesignated preferred stock may be increased by the affirmative vote of the holders of a majority of our company's common stock, without a vote of the holders of preferred stock, unless their vote is required pursuant to the terms of any preferred stock then outstanding. The number of authorized shares of undesignated preferred stock of our company may be reduced or eliminated by the affirmative vote of the holders of 80% of the outstanding capital stock entitled to vote in the election of directors, voting together as a single class.

Liquidation

In the event of a distribution, holders of each series of preferred shares shall be entitled, in priority to holders of common shares and any other shares of our company ranking junior to the preferred shares from time to time with respect to payment on a distribution, to be paid ratably with holders of each other series of preferred shares the amount, if any, specified as being payable preferentially to the holders of such series on a distribution.

Dividends

The holders of each series of preferred shares may not be entitled to dividends. Our company has never paid any dividends on its common shares and intends to retain its earnings to finance the growth and development of our company and does not expect to pay dividends in the near future. The board of directors of our company will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered relevant.

Restrictions on Transfer

Affiliates of our company under the Securities Act of 1933, as amended are persons who generally include individuals or entities that control, are controlled by, or are under common control with our company and may include certain officers and directors of our company as well as principal stockholders of our company. Persons who are affiliates of our company will be permitted to sell their shares of our company only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such exemptions afforded by
Section 4(1) or 4(2) of the Securities Act or Rule 144 thereunder.

Certain Protective Provisions

General

The articles and bylaws of our company and the Delaware revised statutes contain certain provisions designed to enhance the ability of the board of directors to deal with attempts to acquire control of our company. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts that have not been approved by the board of directors (including potential takeovers which certain shareholders may deem to be in their best interest) and may adversely effect the price that a potential purchaser would be willing to pay for our stock. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely effect the price of our common stock.

PROMINENCE, PREDICTABILITY AND FLEXIBILITY OF DELAWARE LAW

For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive and flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed their corporate domicile to Delaware in a manner similar to that proposed by our company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

INCREASED ABILITY TO ATTRACT AND RETAIN QUALIFIED DIRECTORS

Delaware law permits a corporation to include a provision in its articles of incorporation or certificate of incorporation, as the case may be, which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation could be substantial. It is our company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that our company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. We believe that, in general, Delaware law provides greater protection to directors than most state laws and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than many states.

ANTI-TAKEOVER IMPLICATIONS

Delaware, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise.

The Board believes that future unsolicited takeover attempts may be unfair or disadvantageous to our company or its shareholders because, among other reasons:

-a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices;

-a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions, and

-a non-negotiated bid may involve the acquisition of only a controlling interest in the common stock, without affording all shareholders the opportunity to receive the same economic benefits.

By contrast, in a transaction in which a potential acquirer must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of our company's business, assets, the possibilities for alternative transactions on more favorable terms, anticipated favorable developments in our company that are not yet reflected in the price of the common stock and equality of treatment of all shareholders.

INDEMNIFICATION

The Delaware General Corporation Law ("DGCL") has provisions respecting indemnification by a corporation of its officers, directors, employees and other agents. Under the DGCL, a corporation may indemnify a director against all liability (including expenses) in an action other than a derivative action if the director conducted himself or herself in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to criminal actions, he or she had no reasonable cause to believe that his or her conduct was unlawful. In derivative actions indemnification is limited to reasonable expenses actually incurred (and is subject to the same standard of conduct for non-derivative actions), with the additional restriction that if the director is adjudged liable to the corporation, the director is entitled to indemnification of expenses notwithstanding such adverse adjudication only if the court determines that such person is fairly and reasonably so entitled in view of all the circumstances.

Under the DGCL, officers, employees and agents may be indemnified to the same extent as directors. In addition, under the DGCL, a corporation must indemnify the person made party to a proceeding because such person was a director or officer of the corporation against expenses (including attorney's fees) where such person is successful on the merits or otherwise in defense of such proceeding. The Delaware Certificate provides that our company "shall" indemnify our officers against all liability if such person acts in the manner explained above. The Delaware Bylaws provide that our company "may" indemnify employees and agents against all liability to the extent permitted by law.

Under the DGCL, the corporation may advance the expenses incurred by a director or officer of the corporation in connection with proceedings prior to a final adjudication if the director or officer executes an undertaking to repay such amounts if it is ultimately determined that the director or officer is not entitled to indemnification. The corporation may set other terms and conditions for the advance of expenses on behalf of employees and agents. The Delaware Certificate provides that Providence Delaware "shall" advance the expenses of directors and officers who execute such an undertaking.

Under the DGCL, a "determination" must be made, based on the facts then known to those making the determination, that indemnification would not be precluded under applicable law. The "determination" may be made by the affirmative vote of a majority of the board of directors not party to the subject proceeding, by independent legal counsel, or by the shareholders. No prior determination is required for the advancement of expenses under the DGCL.

The DGCL authorizes a corporation's purchase of insurance on behalf of directors, officers, employees and agents, regardless of the corporation's statutory authority to indemnify such person directly.

Under the DGCL, a corporation can indemnify officers, employees, fiduciaries and agents (but not directors) to a greater extent than most states, subject to public policy concerns, if such rights are set forth in the articles of incorporation, bylaws, or board of director or stockholder resolution, or by contract; our company does not provide such greater indemnification. The DGCL imposes that a director's rights to indemnification are not necessarily limited to those set forth in the DGCL, and may be expanded by bylaw, agreement, common law, or otherwise, though limitations could be imposed by a court on grounds of public policy.

REMOVAL OF DIRECTORS

Under the DGCL, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors, unless the corporation's certificate of incorporation requires a higher vote. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. A director of a corporation with a classified board of directors may be removed only for cause, unless the corporation's certificate of incorporation otherwise provides.

LIMITATION OF LIABILITY

The DGCL permits, with certain exceptions, a corporation to adopt a provision in its certificate of incorporation, as the case may be, eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty.

The Delaware Certificate eliminates the liability of our company's Board or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under the DGCL, as such law exists currently or as it may be amended in the future.

REDUCTION OF CAPITAL

The DGCL provides that a corporation, by resolution of its board of directors, may reduce its capital in a variety of specified methods, including: (i) by reducing or eliminating the capital represented by shares of capital stock which have been retired, (ii) by applying to an otherwise authorized purchase or redemption of outstanding shares of its capital stock, some or all of the capital represented by the shares being purchased or redeemed or any capital that has not been allocated to any particular class of its capital stock, (iii) by applying to an otherwise authorized conversion or exchange of outstanding shares of its capital stock, some or all of the capital represented by the shares being converted or exchanged, or some or all of any that has not been allocated to any particular class of its capital stock, or both, to the extent that such capital in the aggregate exceeds the total aggregate par value or the stated capital of any previously unissued shares issuable upon such conversion or exchange or (iv) by transferring to surplus (a) some or all of the capital not represented by any particular class of its capital stock, (b) some or all of the capital represented by issued shares of its par value capital stock, which capital is in excess of the aggregate par value of such shares or (c) some of the capital represented by the issued shares of its capital stock without par value. The reduction of capital may be conducted without the approval of the corporation's stockholders, provided that the assets remaining after the reduction are sufficient to pay any debts not otherwise provided for. The CBCA contains no comparable provision.

DIVIDENDS AND REPURCHASE OF SHARES

The DGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchases its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.


                         REGISTRAR AND TRANSFER AGENT

Our transfer agent is Computershare Trust Company, 12039 West Alameda Parkway, Suite Z-2, Lakewood CO 80228, telephone: (303) 986-5400.

                     INTEREST OF NAMED EXPERTS AND COUNSEL
                           IN REGISTRATION STATEMENT

No expert named in this prospectus was paid on a contingent basis or had a material interest in our company or any of its subsidiaries or was connected with our company or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.


             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                        FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provide that a director shall not be personally liable to any of its shareholders for monetary damages for breach of fiduciary duty as a director, except liability for the following:

(a) any breach of the director's duty of loyalty to our Company or its shareholders;

(b) acts or omissions not in good faith or which involve gross negligence intentional misconduct or a knowing violation of law;

(c)     any unlawful distribution as set forth in DGCL; or

(d) any transaction from which the director derived an improper personal benefit.

These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief are not eliminated.

Our By-laws provide for indemnification of our company's directors to the fullest extent permitted by law. The bylaws also permit our company, through action of the board of directors, to indemnify the officers or employees to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Rule 144 and Shares Eligible for Future Sale

Upon the consummation of this Offering, our company will have 9,632,600 shares of common stock outstanding. Only those sold in this Offering (2,500,000 shares of common stock) and shares registered for the accounts of certain Selling Shareholders 2,436,000 will be freely tradable without restriction or further registration under the Securities Act, as amended, except for any shares purchased by an affiliate of our company (in general, a person who has a control relationship with our company) which will be subject to the limitations of Rule 144 adopted under the Securities Act, as amended. All of the remaining 4,750,000 shares are deemed to be restricted securities, as that term is defined under Rule 144 promulgated under the Securities Act, as amended, in that such shares were issued and sold by our company in private transactions not involving a public offering, all of which are subject to lock-up restrictions described below.

In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of our company (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of our company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

Prior to this Offering, there has been no market for the common stock and no prediction can be made as to the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital through the sale of its equity securities.

Redistributions-Rule 144

Rule 144 of the Securities Act lists criteria under which restricted securities and securities held by affiliates or control persons may be resold without registration. The rule prevents the creation of public markets in securities when the issuers have not made adequate current information available to the public. Preliminary Note to Securities Act Rule 144. The requirements of Rule 144(b) through (i) include provisions that:

1) current public information be available regarding the issuer of the securities;

2) at least one year elapse between the time the securities are acquired from an issuer or affiliate and the date the securities are resold under the rule;

3) the amount of securities able to be sold is limited, depending on whether the sale is by an affiliate or not;

4) the securities be sold in brokers' transactions or with a market maker;

5) Commission Form 144 be filed depending on the size of the transaction; and

6) the person filing the form has a bona fide intention to sell the securities within a reasonable time.

Secondary Trading Exemptions:

The National Securities Markets Improvement Act of 1996 may provide for exemptive provisions applicable to the status of secondary trading in our securities following subsequent distributions to additional shareholders.

Exempt from state regulation are:

(1) investment companies registered under the Investment Company Act of 1940;

(2) certain securities listed
    on nationally-recognized stock exchanges;

(3) offers or sales
    made to qualified purchasers;

(4) certain transactions exempt
    from registration under the Securities Act of 1933;

(5) investment advisers with assets over $25,000,000; and

(6) Rule 506 offerings.

In particular, a security is a covered security with respect to a transaction that is exempt from registration pursuant to paragraph (1) or (3) of Section 4 of the Securities Act, and the issuer of such security files reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. Accordingly, secondary trading opportunities may exist pursuant to Sections 18(b)(4)(A), provided that the Company continues to timely file reports required under Section 13 or 15(d) of the Exchange Act and effectuate any filings that may be required in each respective state listed above, if any.

                  RECENT TRANSACTIONS IN UNREGISTERED SECURITIES

Unregistered Securities Issued or Sold Within Three Years--
Recent Sales of Unregistered Securities.

The following transactions reflect the issuance during the previous three years of securities not registered under the Securities Act.

We completed a reverse triangular merger with GL on August 20, 2002, whereby our wholly owned subsidiary, Genlat, Inc., was merged with GL. GL was the surviving entity, thereby becoming a subsidiary of our company. At the completion of the transaction our company issued, on a 1:5 basis, 2,186,600 restricted shares of common stock to United American Companies, Inc., ("UAC") and its shareholders. UAC was the previous parent company to GL.

On August 16, 2002, 4,500,000 additional restricted shares of common stock were issued to certain members of management for pre-transaction consulting services and post-transaction consulting and management services. The services were valued at the par value of the stock.

On August, 16, 2002, 250,000 shares of restricted common stock were issued to a consultant for services. The services were valued at the par value of the stock.

On September 25, 2002, 18,000 shares of restricted common stock were issued at par value.

On October 16, 2002, 28,000 shares of restricted common stock were issued at par value.

On March 3, 2003, 150,000 shares of restricted common stock were issued to an officer of the Company in exchange for services and issued at par value.

All such securities were issued to the shareholders of our company with no broker-dealer or underwriter involved and no commissions paid to any person in respect thereto.

All such sales were made in reliance on Section 4(2), 4(6) and/or Regulation D the Securities Act as transactions not involving a public offering. With regard to the reliance by our company upon the exemption from registration provided under Section 4(2), 4(6) or Regulation D-Rule 506 of the Securities Act for the sales of securities disclosed above, inquiries were made by our company to establish that such sales were qualified for exemption from the registration requirements.

Section 4(2) Sales

In particular, our company confirmed that with respect to any exemption claimed under section 4(2) of the Securities Act:

(i) Each purchaser referred to gave written assurance of investment intent and certificates for the shares sold to each purchaser bear a legend consistent with such investment intent and restricting transfer;

(ii) Sales within any offering were made to a limited number of United States citizens. No general solicitation to the public was made in connection with such sales;

(iii) Each purchaser represented in writing that they (or in the case of corporate investors) that their management are sophisticated investors;

(iv) Neither our company nor any person acting on our behalf offered or sold the shares by means of any form of general solicitation or general advertising;

(v) No services were performed by any purchaser as consideration for the shares issued; and

(vii) The purchasers represented in writing that they acquired the shares for their own accounts.

We will continue to take the following action to ensure that a public re-distribution of the shares does not take place:

(i) a restrictive legend will be placed on each stock certificate issued in connection with the founder transactions;

(ii) stop transfer order instructions will be placed on each stock certificate issued in connection with the founder transactions; and

(iii) shareholders have been placed on notice that their securities will need to be sold in compliance with Rule
      144 of the Act, and may not be transferred otherwise.


                                   BUSINESS

                             BUSINESS DESCRIPTION

Executive Summary

Mission Statement

Our company is the holding/parent company for Generacion Latina ("GL"), a Consumer lifestyle brand company creating, designing, manufacturing and selling consumer products to the Hispanic market, primarily in the U.S., Central and South America. We will also pursue opportunities throughout this market, (considered to be the fastest growing in the U.S.,) by initiating an acquisition strategy of companies also pursuing the Hispanic consumer in the U.S. and other parts of the world.

GL's mission is to become the consumer lifestyle brand of choice to the fastest growing consumer market in the US., the Hispanic market. Our company has already created apparel, accessories, footwear, headwear and phone cards that celebrate the heritage, traditions, and spirit of the Hispanic culture in order to market and build the GL(r) brand. We will be following the manufacturing and distribution of these initial products with the manufacturing and distribution of additional durable and non-durable consumer products once the brand is further established in the marketplace.

The Company

The vision and concept for GL(r) began in November of 2000. At this time, our company began to gather demographic data about the lifestyle, habits, and tastes of the Hispanic consumer. This data was paired with research about what motivates most young adults. Following an extensive study of these demographics, GL's staff designed and created a line of men's and women's apparel and headwear that satisfy the growing demands of the Hispanic population in the United States. Since then we have designed other products including accessories, footwear, sunglasses and phone cards.

GL(r) is currently developing a Web site that can be accessed from any standard Web browser at the address www.generacionlatina.cc. We are currently designing a Web site for HispanAmerica that will address its mission statement, provide information on companies it owns like GL(r) and to sell HispanAmerica products.

The Business

GL(r) designs and creates products that cater specifically to the Hispanic market and is currently marketing its apparel, accessories, footwear and headwear line. Other compatible products will be added to the line as the GL(r) brand is established in the marketplace. We have registered and trademarked the name and logo of Generacion Latina and may license its name and trademark for all future products. We are also currently negotiating an exclusive spokesperson, endorsement, licensing contracts with one of the top Latin entertainers in the world as well as other endorsement agreements with Latin entertainers and athletes.

GL(r) is at the post-embryonic stage of development. The men's wear apparel line was test marketed in 71 Wal-Mart stores beginning in early August of 2002.This was followed by a subsequent shipment of apparel and headwear into 380 Wal-Mart stores in October thru December of 2002. GL expects to place the entire line of men's, ladies', and kid's apparel, accessories, footwear, and headwear in more
than 400 Wal-Mart stores in   2003. In addition to Wal-Mart, GL(r) will be
presenting its products to other big box retailers, department stores, and specialty retailers. We are also in the process of creating an e-commerce strategy, direct marketing catalog and has plans to roll-out retail kiosks in malls in cities with large Hispanic populations in the fall of 2003.

We are now orchestrating partnerships with key Hispanic marketing and advertising companies to determine the most effective way to create and market "the Generacion Latina label." Our research data and the past experience of our management team suggest that the best way to accomplish this with Hispanic young adults is to build an "underground" following while partnering with a major retailer such as Wal-Mart for a point of distribution.

By adopting an underground following approach to marketing, GL(r) seeks to create a need in the marketplace that is stoked by the consumers' curiosity, sense of adventure, and quest to acquire products unique to their particular culture and identity. This strategy is effective with young adults, in general, who are motivated by activities involving pursuit, discovery, and fulfillment; and it is fortified by the tendency of all Hispanic cultures, however diverse, to view themselves as one united group within the United States.

Provided that retailers understand the best ways to tailor our product displays for the Hispanic market, major retailers such as Wal-Mart can accelerate our penetration in the marketplace. By creating specific concept areas, displaying our name on visible signage, and making use of the Spanish language, Wal-Mart and large retailers will increase Hispanic people's awareness of GL(r) throughout the U.S. Large apparel retailers are already beginning to take an interest in the developing U.S. Hispanic market, as described in an article recently published by the Puerto Rico Herald.1

To accomplish production goals, we have recently negotiated a relationship with a major manufacturer and distributor with plants in Asia, Central and South America to manufacture and finance and distribute GL products.

Currently, our staff is in the production phase of our second tier of products, which is to be released in the spring of 2003. This line includes apparel, accessories ,footwear, headwear, and phone cards. Our staff is in the design stage for GL products to be released in fall of 2003, which will include apparel, accessories, footwear, headwear, phone cards, debit cards, money transfer cards and other durable and non-durable consumer goods. Some of these products will be released via licensing and/or joint venture agreements.

Development of our business and infrastructure consisted of the following:

-developing and merchandising our marketing and signage program in Spanish and English,

-testing market acceptance of our products in Wal-Mart,

-developing our websites,

-developing sources for our products,

-executing a manufacturing and distribution agreement,

-creating infrastructure and operational controls,

-developing fabrics, patterns and silhouettes,

-developing product categories,

BUSINESS OBJECTIVES AND STRATEGIES

Our primary business objectives are to:

-Create, market and advertise the GL(r) label brand of apparel, accessories, footwear, headwear and other consumer products to enhance sales of GL(r) products in its initial distribution channel, Wal-Mart and other retail and internet outlets.

-Create and build a comprehensive e-commerce strategy through our websites, www.generacionlatina.cc, and www.hispanamerica.com, and to sell our products and other companies products to the Hispanic consumer market.

-Implement GL(r) kiosk retail store concepts in the first 12 months through the opening of kiosks in malls in the U.S. as a test to further the marketing of the GL(r) brand and its products.

-Create and market the "HispanAmerica"(tm) brand into consumer financial products including, but not limited to, consumer and mortgage loans, credit, debit and money transfer cards.

Our strategies to achieve these objectives are to:

-Introduce new items specifically for the Wal-Mart customer base with apparel as the mainstay focus. This may feature innovative and exciting designs and quality fabrics at moderate prices, and accessories and other products incorporating unique designs.

-Enhance our marketing strategy for the GL(r) brand and "SISSI by GL" brand through monitoring and responding to consumer tastes, test marketing our products, and undertaking branding initiatives.

-Reinforce the GL(r) brand image using Hispanic cultural themes.

-Expand distribution channels by developing a sales force, attending trade shows and selling through specialty retailers, department stores, gift stores and music stores.

-Continue to create innovative designs that fit our customers needs. -Expand the range of items in our current product lines and add complementary lines ( i.e. a Cowboy/Cowgirl line that will appeal to the Hispanic consumer.)

-Increase our merchandising effectiveness by creating the visual impact of strong, consistent brand image with coordinated point of sale displays, packaging, hang tags and labels.

-Increase gross margins through our new overseas vendor relationships, and

-Increase the effectiveness of our operations by improving our information systems through acquisition of additional computer software and hardware which will enhance our ability to:

     -create suggested reorders,

     -process electronic orders, invoices, and sales reports,

     -analyze store capabilities , gross margin, and merchandising mix,

     -analyze product performance,

     -automate warehouse functions for improved accuracy, and

     -implement internal controls.

We believe the receipt of the net proceeds of this offering will enable us to implement these strategies and increase our sales and gross margins. Following this offering, we expect to focus our activities on product design and promotion of our products and sales and marketing activities as we strive to meet our objectives.

PRODUCTS

We endeavor to create innovative designs that fit our customers needs and celebrate the heritage, traditions and spirit of the Hispanic culture. The GL branded apparel line features casual wear for men, women and kids. All of our products carry our name and logo. All of the products currently designed and contemplated will carry the GL name and logo.
Currently, the products designed include:

-apparel and accessories for men, women and kids
-footwear
-headwear
-phone cards

We are in the research and design stage of additional consumer products which include:

-debit cards

-money transfer cards

-food and grocery products

-home and bath products

Our company may decide at some point either to license or enter into joint venture on the manufacturing and distribution of some of the products it creates and designs.

MARKETING AND SALES

Marketing and sales of our products is or will be accomplished using these channels of distribution:

-our initial distribution with Wal-Mart

-specialty retailers, department stores

-our future retail kiosk concept stores

-private label manufacturing and co-branded sales, and

-our websites

-our direct marketing catalog.

PRODUCTION

We have negotiated a manufacturing and distribution agreement with a company that owns plants in Asia, Central and South America to manufacture, finance and distribute GL's initial products.

OUR FUTURE RETAIL CONCEPT STORES

We expect to launch several kiosk mall GL(r) stores over the next 12 to 24 months as a potential brand-building and profit initiative and are presently researching the possibility of franchising the concept. The kiosks and stores will sell GL(r) merchandise. The length of time it will take to open these stores will depend upon several factors, including how quickly we can identify and lease suitable retail space. We believe that a strong merchandising presentation of apparel and Hispanic lifestyle items, store fixtures, and Hispanic point of sale materials in a Hispanic/Latin environment will appeal to consumers as a unique destination kiosk and/or store. We may enter into a joint venture to roll-out this concept.

OTHER PRIVATE LABEL and CO-BRANDED MANUFACTURING

GL(r) is currently negotiating with several companies (who are currently marketing Hispanic services and products,) about manufacturing apparel and accessories for their companies. We view this as another separate potential profit center.
-------------------------------------------------------------------------------

CRITICAL FACTORS

There are several critical factors involved in bringing GL(r) to the public. First, production time, in both apparel and footwear, takes 120 days from the final design phase to delivery. There are minimal production requirements for each item that must be met; however, it is important to educate the retail marketplace about the Hispanic consumer quickly so that retailers will place orders efficiently, thereby enabling us to stay ahead of the production cycles. The other critical factor is the appeal to Hispanic young adults that will be generated by GL(r)'s branding and labeling. Generacion Latina has an advantage in the marketplace right now because we have calculated the growth of the Hispanic population in the United States and are approaching this untapped target market with production designs, branding, and labeling concepts that appeal to this particular consumer group. In essence, we are providing them with a symbol with which they can identify and to which they can attach themselves.

This is a crucial factor in GL(r)'s success because our market research has indicated that Hispanics living in the United States are proud of their heritage and are searching for ways to express themselves as one united group within the U.S. population at large. As Elizabeth Salinas-Newby, a Hispanic Iowa resident told the Associated Press, "We do have our differences, but for the most part, we can relate together. We do stick together . . ." Put another way, a Miami resident told the same reporters, "We all have different cultures, but in the end, we are all Hispanic."2

THE MARKET

GL(r)'s target market consists of Hispanics, primarily from ages 13 to 30. However, some of our products will be tailored to reach specific age brackets, up to and including the baby boom population.

Our target group spent more than $300 billion in the U.S. economy in the year 2001, and spent more than $550 billion in 2002. According to Hispanic media and marketing factoids, more than 30% of these dollars will be spent on apparel and clothing and accessories this year. A report published by the U.S. Census Bureau indicates that clothing and shoes medical care. Furthermore, the size of the Hispanic population in the U.S. is expected to increase from 31 million to 38 million during the next 3 years.

GL(r) will create a desire for Hispanic consumers to buy our label and products by aligning ourselves with retail and media partners that have already been successful in capturing a significant portion of the Hispanic market. One of these partners is Batanga, an Internet music company that has 1 million listeners and is growing at a rate of 75,000 per month.4 Music and clothing are both important to young people, and Hispanic consumers are loyal and brand aware. Therefore, we expect our alliance with Batanga to accelerate GL's market penetration. Moreover, GL(r) will be selling its line of products over the Internet, as well as in stores. The Batanga connection is doubly advantageous because our target market already visits their Web site, and our products will be "a click away." In addition, GL(r) is in discussions with Batanga to create and manufacture apparel and other products for Batanga.

GL(r) will also market its label and products by attending local festivals, an effective technique for reaching Hispanics, who have a strong tendency toward community involvement. We will also promote our label by having street teams and Hispanic music artists wear our apparel, as well as through national advertising, soccer team sponsorships, e-commerce (Internet) sales, and catalog sales. Our Web site will be displayed in both English and Spanish. This is critical because Hispanics in the U.S. enjoy partial assimilation yet prefer to retain their own language. Cass Communications has published an article that states, "Neither national television nor other national media impact this market as powerfully as Spanish language publications. 91% of U.S. Hispanics speak Spanish at home, and 67% are more comfortable with Spanish language publications."5

As described in the Business and Critical Factors sections, GL(r)'s customers will be drawn to our branding, labeling, and our tagline, "Not just clothing
.... An entire culture, a way of life." As our tagline suggests, we are selling cultural pride and a sense of identity, as reflected in our branding, labeling, and name. Having a clothing brand that is uniquely theirs, we expect Hispanic youths to attach themselves to it, especially because we are the first to offer it, along with other GL(r) products.

COMPETITION

We have no direct competition and there are currently few direct consumer brand companies exclusively marketing and creating products in the US to the Hispanic market. The growing Hispanic market remains untapped, as Anne Gonzales explains in her article in the Sacramento Business Journal: "The number of Latinos ... is on the rise, along with their buying power ... if businesses don't build marketing strategies geared to the huge Latino population now, they may miss opportunities for many years to come."6

Although GL(r) has no direct competition, there are mainstream alternatives to our product in the marketplace. Mainstream U.S. brands are trying to reach the Hispanic population by advertising in Spanish. However, these attempts are not necessarily authentic because mainstream clothing is U.S. identified and advertising in Spanish is ineffective. Conversely, Generacion Latina's labeling, contacts, low-cost production, classic merchandise, and specific identification with the U.S. Hispanic population positions us as the Hispanic label of choice.

RISK/OPPORTUNITY

GL(r)'s greatest risk is the slow orientation of retailers toward our particular consumer group. However, GL(r) has been successful to date in developing what we consider to be a successful relationship as a vendor/supplier with Wal-Mart which has 1,611 stores in the U.S., 11 stores in Argentina, 22 in Brazil, 196 in Canada, 96 in Germany, 12 in South Korea, 575 in Mexico, 18 in Puerto Rico, 255 in Great Britain, and under joint venture agreements, 20 in China. Success in retail stores depends partly on retailers' willingness to display Generacion Latina(r) signage in Spanish, capitalize on our target market's attraction to their own language, and create a visible concept area for our products. Poor retail presentation, point of purchase, and lack of store enthusiasm might hinder our efforts.
We believe that our alliance with partners who now sell successfully to the Hispanic market can bypass traditional marketing by retailers and create a back door demand for our products. By creating visibility and excitement about our brand via these back door channels, we hope to provide large retailers with an incentive to market our product line in ways that best reach Hispanic people. Therefore, it is crucial that we build strong inter-dependent relationships with companies such as Batanga. The second risk that GL(r) faces is the lack of funding necessary to accomplish our company's goals.

The opportunity at hand is significant. Generacion Latina(r) has the opportunity to exploit an untapped niche market consisting of the largest minority population in the U.S. Furthermore, the people in this group spend more money per person than their Caucasian and African-American counterparts.

GL(r) is poised to take advantage of the various opportunities as follows:

-given the facts surrounding the Hispanic consumer dynamics in the U.S., and that every major consumer company is trying to market to this consumer segment;
-that this market is going to increase exponentially over the next 8-10 years;
 and

-that this population sector will increase its spending from over $600 billion this year to over $1 trillion by year 2010,.

In addition, consumers and investors are made aware almost daily of this growth and the dynamics of the changes with the Hispanic consumer market in the U.S. and how it will affect not only the economy in the U.S. but each consumer in this country.

1 "Beyond Guayabera: Hispanic Men Are a Lucrative Fashion Market, One That Until Now Many Apparel Firms Practically Ignored," by Thomas Cunningham, Puerto Rico Herald, www.puertorico-herald.org/issues/2002/vol6n05/BeyondGuay-en.shtml.

2 From the Associated Press article, "Hispanics Vary, But Are United" by Ron Kampeas and Peggy Harris.

3 "Hispanic Purchasing Power to Reach $965 Billion by 2010!" by the U.S. Census Bureau, www.hisp.com.

4 You can visit Batanga on the Web at www.batanga.com.

5 For more information, see the article "The CASS Hispanic Publication Network" at www.casscom/ethnic/hispanic.html.

6 From the article "Growing Latino Market Remains 'Untapped'" by Anne Gonzales, Staff Writer, Sacramento Business Journal, July 17, 2000, www.bizjournals.com/sacramento/stories/2000/07/17/smallb1.html.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements included elsewhere in this report. Except for historical information, the discussion in this Form SB-2 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Such forward-looking statements are subject to risks and uncertainties, including the risks and uncertainties that are set forth in this discussion, and elsewhere in this report. These forward looking statements may refer to our company's future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "expect", "anticipate", "believe", "intend", "plan" and similar expressions.

Our actual results could differ materially from those anticipated in such forward-looking statements. Factors that could contribute to these differences include, but are not limited to, the risks discussed in the section titled "Market Risks and other Business Factors" later in this Form SB-2.

Overview

Our company was incorporated on August 16, 2002 in the State of Delaware as the parent holding company of Generacion Latina, Inc., our wholly-owned operating subsidiary. We are a development stage consumer brand merchandising company developing a marketing strategy to create, design, and sell consumer products exclusively to the Hispanic consumer market through Generacion Latina, Inc., our only operating subsidiary. Our strategy is to develop awareness in the Hispanic consumer market of our proprietary brand "Generacion Latina" (GL) initially through the design and marketing of casual apparel, accessories, footwear ad headwear bearing the GL label. We expect that our products that celebrate the Latin culture will crossover into other consumer segments.

Generacion Latina, Inc. was formed December 27, 2001, and became the wholly-owned subsidiary of our company through a reverse merger. Since its formation Generacion Latina, Inc. has focused its efforts on the design and creation of consumer products bearing the GL brand, developing brand awareness, and creating supply and distribution channels for our products.

Our initial distribution channel is through the Wal-Mart chain of retail stores. Following a test marketing during the third quarter of 2002 in 71 Wal-Mart locations in the United States, we have expanded our product line and the number of Wal-Mart locations through which our products will be sold during the coming months. We are currently designing additional seasonal apparel and accessories, and plan to continue to develop additional products through our existing design relationships, and through partnerships with other product companies.

While we are in the process of developing additional distribution channels for our products, we anticipate that the Wal-Mart chain of stores will represent the primary outlet for our products during the next six to twelve months, and will thus represent the primary source of our revenue. For the foreseeable future our financial resources will continue to be devoted primarily to product design and development, advertising, and manufacturing and distribution activities.

Critical Accounting Policies and Estimates

The preparation of financial statements requires our management to make estimates and assumptions in a number of areas. Those judgments are based on historical experience and various other factors that are relevant at the time that those judgments are made. Management evaluates the reasonableness of those judgments on an on-going basis, and makes changes to underlying estimates and assumptions as deemed appropriate. Actual results may differ from these estimates as conditions change.

Management believes that the following critical accounting policies, among others, are affected by assumptions and estimates used in the preparation of financial statements.

Revenue Recognition

We recognize sales revenue at the time goods are delivered to our customer. Discounts, allowances, and credits for returned merchandise are recognized at the time that such discounts, allowances and credits are given.

Inventories

We use the first-in, first-out inventory accounting method. Inventories are not recorded in excess of their market value. We have limited amounts of inventory on hand, and have not experienced obsolete or slow moving inventory. However, future changes in circumstances could expose our company to obsolete or slow moving merchandise.

Impairment of Assets

We periodically evaluate long-lived assets for indications of impairment. Management's judgments regarding the existence of impairment are based on market conditions and operational utility of the assets. Future events could cause management to conclude that impairment of long-lived assets is indicated.

Financial Position

At September 30, 2002 our most significant assets and liabilities were the real estate and related long-term debt of our company's real estate subsidiary, LJ Properties of Mebane, LLC. These facilities house our corporate headquarters, and include significant warehouse space. Current assets of $152,996 were comprised of $71,322 in cash, and $60,000 representing an advance to a manufacturer related to an apparel manufacturing contract. The remaining current assets were accounts receivable and inventories.

The majority of our current liabilities are notes payable to shareholders and to financial institutions. These liabilities have served as the primary source of working capital for our company, in addition to $27,346 in accounts payable. Our company has also financed its activities with the issuance of unsecured notes due September 2004, or within 45 days of the closing by us of a financing yielding net proceeds of at least $2,750,000. Subsequent to September 30, 2002, additional notes were issued providing $70,000 in additional funding for operations. We anticipate continuing to use our bank line of credit under which we can borrow up to $225,000 for short-term working capital needs.

Results of Operations

The accompanying statements of operations and cash flows report the results of our operations and our cash flows for the period from December 27, 2001 (date of inception) through September 30, 2002. This represents our company's initial period of operations, and activities have been devoted substantially to brand and product design and development. We generated $115,784 in sales activity with Wal-Mart, currently our only customer, during a period of test marketing in a limited number of Wal-Mart stores. We expect sales in future periods to increase substantially, with Wal-Mart representing the primary customer during the next 6 to 12 months.

Cost of sales represents the direct costs of manufacturing and shipping products to Wal-Mart. Operating, selling and general and administrative expenses of $61,234 were comprised primarily of infrastructure, professional fees, and travel costs of approximately $48,756, with the balance representing design and related branding costs. Included in professional fees was $4,750 of non cash expense associated with the issuance of stock in exchange for services provided by officers of our company. Prior to September 30, 2002 we had 5 full or part time members of our management team who rendered services under consulting arrangements.

Net income from the rental of real estate during this period was $28,560.
This amount represents rental income received from a related party for the use of our company's real estate prior to the merger of HispanAmerica Corp. and Generacion Latina, Inc. of $41,064, net of depreciation and amortization expense of $11,587 and other costs totaling $917. This property is currently used by our company, and no additional rental income is currently anticipated.

Interest expense is primarily related to the loan secured by our company's real estate. Our other debt instruments were issued during the few months prior to September 30, 2002. Interest costs are expected to increase in future periods until the current outstanding obligations are liquidated.

We anticipate significant increases in operating costs as its sales volume and the scope of its operations increase in the future.

Liquidity and Capital Resources

We remain in the development stage and, since inception, have experienced no significant change in liquidity or capital resources or stockholder's equity. Our balance sheet as of September 30, 2002, reflects current assets of $152,996 and total assets of $1,375,316, in the form of cash; property, plant and equipment. Through September 30, 2002 our operations were funded largely by borrowings from shareholders and financial institutions. In addition, gross profits from the sale of our products provided approximately $59,000 in cash flow. Our company continues to be in the development stage, and while higher levels of revenue are anticipated in future periods, we will need additional working capital to fund the costs of the design and creation of new products, advertising and channel development, and additional infrastructure to support growth. Prior to achieving greater levels of sales, the majority shareholders have provided additional credit lines to our company and may contribute additional funds, or we may be successful in raising capital through the sale of equity. Our company has a $225,000 line of credit with a financial institution that will provide limited availability of additional funds to continue its growth. At September 30, 2002 approximately $150,000 was available under this line.

Our company is hereby registering for the sale of equity in connection with the sale of 2,500,000 shares at approximately $5.00/share. Our company does not have any underwriting commitments for such sale of equity and cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting our activities and plan of operations.

Notwithstanding the steps taken by us to raise additional capital, our immediate cash requirements are significant. We cannot be sure that we will be able to successfully realize cash flow from operations or that such cash flow will be sufficient. However, we believe that our existing and anticipated capital resources will enable us to fund our planned operations through fiscal 2003.

In addition, our annual and quarterly operating results may be affected by a number of factors, including the following:

- our ability to manage inventories, shortages of merchandise or labor;
- the degree of automation used in the manufacturing process;
- fluctuations in material costs and the mix of material costs versus labor;
- manufacturing and overhead costs;
- price competition;
- the inability to pass on excess costs to customers;
- the timing of expenditures in anticipation of increased sales; and
- customer product delivery requirements.

Any one of these factors, or a combination thereof, could adversely affect us.

We believe that obtaining $1,000,000 of net proceeds from this offering, together with cash generated from planned operations, will permit us to continue meeting our working capital obligations and fund the further development of our business for at least the next 12 months. There can be no assurance that any additional financing will be available to our company on acceptable terms, or at all. If adequate funds are not available, we may be required to delay, scale back or eliminate our manufacturing and development or marketing programs, or obtain funds through arrangements with partners or others that may require us to relinquish rights to certain of our potential products or other assets. Accordingly, the inability to obtain such financing could have a material adverse effect on our business, financial condition and results of operations.

Evolving Industry Standards; Rapid Consumer Demand Changes

Our success in business will depend in part upon our continued ability to enhance our existing products, to introduce new products quickly and cost effectively to meet evolving customer needs, to achieve market acceptance for new product offerings and to respond to emerging industry standards and certain changes in consumer demand. There can be no assurance that we will be able to respond effectively to consumer demand changes or new industry standards. Moreover, there can be no assurance that competitors of our company will not develop competitive products, or that any such competitive products will not have an adverse effect upon our operating results.

There can also be no assurance that our company will be successful in refining, enhancing and developing its marketing strategies and products going forward, that the costs associated with refining, enhancing and developing such strategies and products will not increase significantly in future periods or that our existing products will not become obsolete as a result of ongoing consumer demand developments in the marketplace.

Volatility of Stock Price

Our company believes factors such as our liquidity and financial resources, quarter to quarter and year-to-year variations in financial results could cause the market price of our common stock to fluctuate substantially. Any adverse announcement with respect to such matters or any shortfall in revenue or earnings from levels expected by management could have an immediate and material adverse effect on the trading price of our common stock in any given period. As a result, the market for our common stock may experience material adverse price and volume fluctuations and an investment in our common stock is not suitable for any investor who is unwilling to assume the risk associated with any such price and volume fluctuations. As a consequence, this may inhibit our ability to raise additional finance, if required.

Recently Issued Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 141, Business Combinations. SFAS No. 141 requires companies to use the purchase method of accounting for business combinations initiated after June 30, 2001 and prohibits the use of the pooling-of-interests method of accounting. The implementation of this standard had no impact on the Company's financial position and results of operations.

In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 changed the accounting for goodwill and intangible assets with indefinite lives from an amortization method to an impairment-only approach. The implementation of this standard had no impact on the Company's results of operations and financial position.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 applies to the accounting and reporting obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs. This Statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, and development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. Adoption of this Statement is required for fiscal years beginning after June 15, 2002. The Company does not believe that implementation of this standard will have an impact on the Company's operating results or financial position.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. SFAS No. 144 applies one accounting model for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the presentation of discontinued operations to include more disposal transactions. Adoption of this Statement is required for fiscal years beginning after December 15, 2001. The implementation of this standard had no impact on the Company's operating results or financial position.

MARKET RISKS AND OTHER BUSINESS FACTORS

In passing the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Congress encouraged public companies to make "forward looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward looking statements. We intend to qualify both our written and oral forward looking statements for protection under the Reform Act and any other similar safe harbor provisions.

Generally, forward looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected.

Due to those uncertainties and risks, the investment community is urged not to place undue reliance on our written or oral forward looking statements. We undertake no obligation to update or revise our for forward looking statements to reflect future developments. In addition, we undertake no obligation to update or revise forward looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.


                           DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 3948 Forest Oaks Lane, Mebane, North Carolina 27302, Telephone: 919-563-5068, Facsimile: 919-563-4182.

We executed a 5-Year Lease Agreement on May 1, 2002 for an office, warehouse and distribution property with approximately 2.4 acres and 24,000 square feet in Mebane, North Carolina. This Lease was executed between GL(r) and a related entity, LJ Properties of Mebane, LLC, whose LLC interests are owned by GL(r). This address represents our company's corporate headquarters' location. The Lease agreement expires on May 1, 2007 with (two) 2 5-year options and contains the following payment terms:

Monthly

Year 1-5 $6,000.00 per month


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than their employment agreements and various loans set forth above, no material transactions involving the directors, senior officers or principal holders of our company's securities have occurred since our company was incorporated.

We intend to indemnify our officers and directors to the full extent permitted by Delaware law. Under Delaware law, a corporation may indemnify its agents for expenses and amounts paid in third party actions and, upon court approval in derivative actions, if the agents acted in good faith and with reasonable care. A majority vote of the Board of Directors, approval of the stockholder or court approval is required to effectuate indemnification.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to officers, directors or persons controlling our company, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by an officer, director or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Transactions between our company and our officers, directors, employees and affiliates will be on terms no less favorable to our company than can be obtained from unaffiliated parties. Any such transactions will be subject to the approval of a majority of the disinterested members of the Board of Directors.


                            EXECUTIVE COMPENSATION

The following executive compensation is based on employment contracts with management executed on August 16, 2002 to our company's directors, officers or affiliates or other persons who were executive officers of the company as of September 30, 2002. The payments of the base salaries and bonuses under these employment contracts, however are subject to the closing of financings and/or revenues and profits which will enable the company to pay the base salaries and bonuses under the employment contracts.



                                 Period from December 27, 2001      Long Term
                                 through September 30, 2002         Compensation Awards
                                                                    -------------------
                                                                    Securities
Name and                         Principal        Other Annual      Underlying     All Other
Position                         Salary           Compensation      Options/(1)/   Compensation
                                 ($)              ($)               (#)            ($)
--------------                   ------------     ---------------   -------------  ------------

Arnold Pitoniak(1)                $  1,000                           300,000       $1,500.(2)
3948 Forest Oaks Lane
Mebane, North Carolina 27302
Telephone: 919-563-5068


John Walker(1)                       1,900                           300,000      $1,500.(2)
3948 Forest Oaks Lane
Mebane, North Carolina 27302
Telephone: 919-563-5068

Ken Walker(1)                        1,900                           300,000      $1,500.(2)
3948 Forest Oaks Lane
Mebane, North Carolina 27302
Telephone: 919-563-5068

Richard Daley                            0
3948 Forest Oaks Lane
Mebane, North Carolina 27302
Telephone: 919-563-5068

Mark Thatcher                            0
PO Box 60894
Colorado Springs, CO 80960
719-650-0934

Richard Martin                           0
3948 Forest Oaks Lane
Mebane, North Carolina 27302
Telephone:919-563-5068

(1) Employment Agreements for these individuals have been filed as Exhibits to this
SB-2 as 10.3(i), 10.3(ii) and 10.3(iii).

(2)Represents the value of 1,500,000 shares of common stock granted for services.

____________________________

Additional Compensation

Our company currently has a stock option incentive plan, retirement, pension or profit sharing program for the benefit of its directors, officers or other employees. The Board of Directors may recommend more such programs for adoption in the future.

Director Compensation

Our company has not reimbursed directors for expenses incurred, if any, in attending meetings of the board of directors and does not pay director fees to directors for their service on the board.

Stock Option Plans and Compensatory Plans

Under the terms of our present stock option plan, our company is authorized to issue a maximum of 1,200,000 or 15% of the issued and outstanding whichever is greater common shares from time to time, for the benefit of directors, officers, full time employees, consultants and advisors of our company or its subsidiaries and companies wholly owned by these individuals.

Any options so granted will be exercisable at the exercise price and for such period of time as may be determined by the board of directors and approved pursuant to the requirements of the applicable stock exchange, or if our securities are not listed on a stock exchange, then in accordance with the conditions established by the board of directors.

Any stock options will be non-transferable and terminate on the earlier of the expiration date or the 30th day following the day on which the director, officer or employee, as the case may be, ceases to be either a director, officer or employee of our company or any of its subsidiaries.

Indebtedness of Directors and Senior Officers and Promoters

No director, senior officer, promoter or other member of management or their respective associates or affiliates have been indebted to our company at any time during the period ended September 30, 2002 or since that date.

                        Option Grants In Last Fiscal Year

                                                                            POTENTIAL REALIZED VALUE
                                                                               AT ASSUMED RATES OF
                                                                            STOCK PRICE APPRECIATION
                            INDIVIDUAL GRANTS                                   FOR OPTION TERM(1)

                     OPTIONS        % OF TOTAL
                     GRANTED      OPTIONS GRANTED
                                 TO EMPLOYEES IN     EXERCISE OR
                                    FISCAL YEAR      BASE PRICE    EXPIRATION
NAME                (#)                                ($/SH)         DATE         5% ($)      10% ($)

Arnold E. Pitoniak   300,000          100%           $1.00         August 16, 2007       0          0
President and Chief
Executive Officer

John Walker          300,000          100%           $1.00         August 16, 2007       0          0
Vice President

Ken Walker           300,000          100%           $1.00         August 16, 2007       0          0
Vice President



                                 LEGAL MATTERS

The validity of our common stock offered hereby has been passed upon for us Mark T. Thatcher, Esq., PO Box 60894, Colorado Springs, Colorado 80960.

                                    EXPERTS

The financial statements of our company for the period from December 27, 2001 (date of inception) to September 30, 2002 which appear in this Prospectus and Registration Statement have been audited by Cayer, Prescott, Clune & Chatellier, LLP, Providence, Rhode Island, independent public accountants, as set forth in their report thereon also appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements.
---------------------------------

                      HISPANAMERICA CORP. AND SUBSIDIARIES
                      (A Company in the Development Stage)
                   Consolidated Financial Statements for the
                        The Period From December 27, 2001
                 (Date of Inception) Through September 30, 2002
                         and Independent Auditors' Report


                       HISPANAMERICA CORP. AND SUBSIDIARIES

                       (A Company in the Development Stage)

                                TABLE OF CONTENTS


                                                                         Page

INDEPENDENT AUDITORS' REPORT                                             1

CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2002
AND FOR THE PERIOD FROM DECEMBER 27, 2001 (DATE OF INCEPTION)
THROUGH SEPTEMBER 30, 2002:

  Balance Sheet                                                          2

  Statement of Operations                                                3

  Statement of Stockholders' Equity                                      4

  Statement of Cash Flows                                                5

  Notes to Financial Statements                                          6-16

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of HispanAmerica Corp. and Subsidiaries
Mebane, North Carolina

We have audited the accompanying consolidated balance sheet of HispanAmerica, Corp. and Subsidiaries (a development stage company) (the "Company") as of September 30, 2002 and the related consolidated statements of operations, stockholders' equity , and cash flows for the period from December 27, 2001 (date of inception) to September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, such financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2002, and the results of its operations and its cash flows for the period from December 27, 2001 (date of inception) to September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

The Company is in the development stage as of September 30, 2002. As discussed in Note 1 to the financial statements, successful completion of the Company's development programs and, ultimately, the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities, and achieving a level of revenue adequate to support the Company's cost structure.


Providence, Rhode Island
February 1, 2003                   /s/ Cayer Prescott Clune & Chatellier, LLP

                     HISPANAMERICA CORP. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                         CONSOLIDATED BALANCE SHEET
                             SEPTEMBER 30, 2002


                                   ASSETS



Current assets:
  Cash and cash equivalents                                     $     71,322
  Accounts receivable                                                  9,503
  Inventories                                                         12,171
  Contract deposit                                                    60,000
      Total current assets                                           152,996

Property and equipment, net (Note 4)                               1,221,868

Other assets                                                             452

      TOTAL ASSETS                                              $  1,375,316


                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

  Shareholder loans payable (Note 5)                                  21,800
  Bank line of credit payable (Note 5)                                75,092
  Note payable, other (Note 5)                                        43,830
  Current portion of long-term debt (Note 5)                          27,232
  Accounts payable                                                    27,346
      Total current liabilities                                      195,300

Long-term liabilities:
  Unsecured notes payable (Note 5)                                    45,000
  Long-term debt, excluding current portion (Note 5)                 521,337
      Total long-term liabilities                                    566,337
Commitments and contingencies: (Note 9)

Stockholders' equity (Note 3):
  Preferred stock - $0.001 par value, 50,000,000 shares
   authorized, none issued and outstanding at
    September 30, 2002
  Common stock - $0.001 par value, 50,000,000 shares
   authorized, 6,954,600 shares issued and outstanding at
    September 30, 2002                                                 6,955
  Additional paid-in-capital                                         617,939
  Accumulated deficit                                                (11,215)
      Total stockholders' equity                                     613,679

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $  1,375,316


SEE NOTES TO FINANCIAL STATEMENTS.

                     HISPANAMERICA CORP. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                     CONSOLIDATED STATEMENT OF OPERATIONS
               PERIOD FROM DECEMBER 27, 2001 (DATE OF INCEPTION)
                          THROUGH SEPTEMBER 30, 2002

Net sales                                                       $    115,784

Cost and expenses:
  Cost of sales                                                       56,968
  Operating, selling and general and administrative expenses          61,234

      Total costs and expenses                                       118,202

Loss from operations                                                  (2,418)

Other income (expense):
  Net income from rental of real estate, excluding interest           28,560
  Interest expense                                                   (37,357)

Net loss                                                        $    (11,215)

Net loss per share-basic and diluted                            $          0


SEE NOTES TO FINANCIAL STATEMENTS.

                     HISPANAMERICA CORP. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
               PERIOD FROM DECEMBER 27, 2001 (DATE OF INCEPTION)
                           THROUGH SEPTEMBER 30, 2002

                                                                                                 Total
                                                                Additional                    Stockholders'
                                        Common       Capital      Paid-in      Accumulated      Equity
                                        Shares        Stock       Capital        Deficit       (Deficit)

Balance, December 27, 2001
(date of inception)                   2,186,600      $   2,187    $   617,939                 $    620,126

Stock issued for services             4,750,000          4,750                                       4,750

Stock issued in connection
 with notes payable                      18,000             18                                          18

Net loss                                                                       $   (11,215)        (11,215)

Balance, September 30, 2002           6,954,600      $   6,955    $   617,939  $   (11,215)   $    613,679

SEE NOTES TO FINANCIAL STATEMENTS.


                     HISPANAMERICA CORP. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                     CONSOLIDATED STATEMENT OF CASH FLOWS
              PERIOD FROM DECEMBER 27, 2001 (DATE OF INCEPTION)
                          THROUGH SEPTEMBER 30, 2002

Operating activities:
  Net loss                                                      $    (11,215)
  Adjustments to reconcile net loss to net cash provided
   by operating activities:
    Depreciation and amortization                                     11,587
    Stock issued for services                                          4,750
    Other                                                                 18
  Increase (decrease) in cash attributable to changes in
   operating assets and liabilities:
    Accounts receivable                                               (9,503)
    Inventories                                                      (12,171)
    Contract deposit                                                 (60,000)
    Accounts payable                                                  27,346
      Net used for operating activities                              (49,188)

Investing activities:
  Net cash used in investing activities                                 None

Financing activities:
  Proceeds from notes payable                                         45,000
  Proceeds from shareholder loans                                     21,800
  Advances on bank line of credit payable                             75,092
  Repayments of note payable, other                                   (6,428)
  Repayments of long-term debt                                       (16,760)
      Net cash provided by financing activities                      118,704

Net increase in cash and cash equivalents                             69,516

Cash and cash equivalents beginning of period                          1,806

Cash and cash equivalents, end of period                        $     71,322

Supplemental disclosure of cash flow information:
  Cash paid for interest                                        $     37,357

SEE NOTES TO FINANCIAL STATEMENTS.

                    HISPANAMERICA CORP. AND SUBSIDIARIES
                    (A Company in the Development Stage)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  PERIOD FROM DECEMBER 27, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2002

1. NATURE OF BUSINESS

Organization and Description of the Business - HispanAmerica Corp. (the "Company") was incorporated on August 16, 2002 in the State of Delaware as the parent holding company of Generacion Latina, Inc. (GL), its wholly-owned operating subsidiary. The Company is headquartered in Mebane, North Carolina. GL was incorporated in December 27, 2001 in North Carolina, and became a wholly-owned subsidiary of the Company on August 20, 2002 through a reverse merger with GenLat, Inc., a wholly-owned subsidiary of the Company, in which GL was the accounting acquirer and the surviving entity. The Company has established its year end as September 30, and the accompanying financial statements report the consolidated results of operations of the Company from the date of incorporation of GL through September 30, 2002.

GL is a consumer brand company creating, designing, manufacturing and selling consumer products to the Hispanic market, primarily in the U.S. with plans for distribution to South and Central America. Through GL, the Company has initially designed and created apparel, accessories, footwear, headwear, phone cards, debit and money transfer cards. The Company plans further creation and distribution of other durable and non-durable consumer products to the Hispanic consumer market utilizing the registered trademarks, "GENERACION LATINA" and "GL". The Company also plans to pursue opportunities in this consumer market through acquisitions of and investments in other companies pursing the Hispanic consumer. The Company did not have any significant revenues until August 2002, when the Company began selling apparel and accessories to Wal-Mart, Inc., in a test market of 71 stores in the U.S. The Company followed this initial test market with delivery of apparel and headwear into approximately 380 Wal-Mart stores in October of 2002. The Company believes that Wal-Mart will continue to be its primary distribution channel for its products in the near-term, but has plans to develop additional distribution channels including other retailers, e-commerce and Company-owned retail kiosks selling GL products and merchandise.

The consolidated financial statements also include the financial statements of LJ Properties of Mebane, LLC (LJ Properties), a real estate subsidiary of GL, as of September 30, 2002, and for the period from December 27, 2001 to September 30, 2002. The property owned by LJ Properties houses the Company's corporate headquarters.

The consolidated financial statements have been prepared in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, Accounting and Reporting by Development Stage Enterprises, as the Company is devoting substantially all of its efforts to establishing a new business and planned principal operations have not commenced. Its principal activities to date have been development of a financial plan, procurement of capital, acquisition of operating equipment, recruitment of personnel, and the design and manufacture of apparel and other consumer products. The success of the Company is dependent upon obtaining additional financing from third-parties and the successful development and marketing of its products to generate revenue and cash flows adequate to support its cost structure.

(CONTINUED)

                    HISPAN AMERICA CORP. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  PERIOD FROM DECEMBER 27, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2002

1.     NATURE OF BUSINESS (Continued)

Basis of Presentation

The accompanying financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business. As shown in the accompanying financial statements, the Company incurred a net loss of $11,215 through September 30, 2002.The Company's ability to improve its financial position will be influenced by, among other things, its ability to obtain additional financing, and to successfully develop and market its products. Theses factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow and earnings to meet its obligations on a timely basis and to obtain additional financial resources as may be required in the future.

Subsequent to the balance sheet date the Company expanded its sales to include shipment of products to approximately 380 Wal-Mart stores in October, November and December. Management of the Company has plans to expand its product line and distribution channels during 2003 and following years. Such expansion may require more capital resources than are currently available to the Company. The Company's plans include pursuing additional equity financing to secure adequate resources to fund its expansion plans. The Company's future cash requirements may differ from those currently planned because of uncertainties inherent in the business of retail and brand creation.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Generacion Latina, Inc., and its wholly-owned subsidiary LJ Properties of Mebane, LLC. Significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.
Inventories

The Company uses the first-in, first-out cost method for inventories. Inventories are not recorded in excess of market value.

Property and Equipment

Property and equipment acquired through the assignment of member interests in LJ Properties of Mebane, LLC, consisting primarily of land and land improvements, a building, and fixtures, are recorded at historical cost. These assets are being depreciated using the straight-line method over their estimated useful lives of five years for equipment, seven years for fixtures, and 39 years for the building.

(CONTINUED)

                     HISPAN AMERICA CORP. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   PERIOD FROM DECEMBER 27, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2002

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

The Company assesses its long-lived assets for impairment as required by Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. When circumstances indicate that the carrying amount of an asset may not be recoverable, the Company performs an evaluation impairment based on undiscounted projected cash flows through the remaining amortization period. If impairment exists, the amount of such impairment is calculated based on the estimated fair value of the assets, as determined based on the anticipated cash flows, discounted at a rate commensurate with the risk involved.

Income Taxes

The Company records income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. The Company provides for deferred income taxes under the asset and liability method, whereby deferred income taxes result from temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. The Company has elected to file its federal and state tax returns on the accrual basis.

Stock-Based Compensation

The Company has elected to account for stock options issued to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees and
related interpretations.   APB 25 provides that compensation expense for stock
options be valued at the quoted market price of the Company's stock less any amount the employee is required to pay to acquire the stock covered by the option.

Derivative Instruments

In June 2000, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. This Statement addressed a limited number of issues caused by implementation difficulties for entities applying SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133, as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts. SFAS No. 133 requires that an entity recognize all derivative instruments as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Company adopted SFAS No. 133, as amended, on January 1, 2001. The adoption of SFAS No. 133 did not have a material impact on the financial position or results of operations of the Company.

(CONTINUED)

                    HISPAN AMERICA CORP. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   PERIOD FROM DECEMBER 27, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2002


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments

The carrying amount of the Company's financial instruments, representing accounts receivable, accounts payable, and loans and notes payable approximate their fair value.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to use estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and amounts of revenue and expenses reflected during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of accounts receivable. On-going credit evaluations of its business partner's financial condition is performed by management and collateral is not required. One customer represented 100% of accounts receivable at September 30, 2002.

Revenue Recognition

The Company recognizes sales revenue at the time that merchandise is shipped.

Operating, Selling and General and Administrative Expenses

The costs of buying, warehousing and occupancy costs are included in operating, selling and general and administrative expenses.

Segment Reporting

SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, establishes standards for reporting information about the Company's operating segments. The Company operates in one operating segment, the design, manufacture and distribution of consumer products.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, established standards for the reporting and display of comprehensive income and its components in a full set of basic financial statements. Comprehensive income includes all non-owner changes in equity during a period and includes revenue, expenses, gains and losses that are excluded from earnings under accounting principles generally accepted in the United States of America. For the periods presented, net loss and comprehensive loss are the same.

(CONTINUED)

                      HISPAN AMERICA CORP. AND SUBSIDIARIES
                       (A Company in the Development Stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   PERIOD FROM DECEMBER 27, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2002


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 141, Business Combinations. SFAS No. 141 requires companies to use the purchase method of accounting for business combinations initiated after June 30, 2001 and prohibits the use of the pooling-of-interests method of accounting. The implementation of this standard had no impact on the Company's financial position and results of operations.

In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 changed the accounting for goodwill and intangible assets with indefinite lives from an amortization method to an impairment-only approach. The implementation of this standard had no impact on the Company's results of operations and financial position.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 applies to the accounting and reporting obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs. This Statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, and development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. Adoption of this Statement is required for fiscal years beginning after June 15, 2002. The Company does not believe that implementation of this standard will have an impact on the Company's operating results or financial position.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. SFAS No. 144 applies one accounting model for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the presentation of discontinued operations to include more disposal transactions. Adoption of this Statement is required for fiscal years beginning after December 15, 2001. The implementation of this standard had no impact on the Company's operating results or financial position.


3. MERGERS AND TRANSFERS OF ASSETS

As discussed in Note 1, the Company acquired GL in a reverse merger (the "Merger") on August 20, 2002. In connection with the Merger, United American Companies, Inc. ("UAC"), the former parent holding company of GL, exchanged the right to receive one share of $.001 par value common stock of the Company, a newly formed holding company, for every five shares of the outstanding $.001 par value common stock of UAC. The Company then issued 2,186,600 shares of its $.001 par value common stock to UAC, and the shareholders and debenture holders of UAC. As a result of the merger, GL became the operating subsidiary of the Company. In connection with the merger the Company also assumed from another subsidiary of UAC a note payable to a financial institution with an outstanding balance of $50,736. The assumption of the note and its repayment subsequent to September 30, 2002 facilitated the execution of a new factoring arrangement for the Company as part of the agreement described in Note 7.

The Merger was accounted for as a reverse acquisition of the Company, accompanied by a recapitalization. Accordingly, the financial statements reflect the historical results of operations of GL from December 27, 2001, the date of its formation, through September 30, 2002.

(CONTINUED)

                    HISPAN AMERICA CORP. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   PERIOD FROM DECEMBER 27, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2002

3.     MERGERS AND TRANSFERS OF ASSETS

3. On May 1, 2002, GL acquired 100 percent membership interest in LJ Properties of Mebane, LLC ("LJ Properties") through the assignment of that interest by a company under common control with GL. LJ Properties owns and operates the land and buildings that house the corporate headquarters of GL. The consolidated financial statements thus include the assets and liabilities of LJ Properties at their historical cost, and the historical results of operations of LJ Properties were combined with those of GL.


4.     PROPERTY AND EQUIPMENT

Property and equipment as of September 30, 2002, consisted of the following:

     Land                                                       $    821,333
     Land improvements                                                48,340
     Building                                                        399,597
     Furniture, fixtures and equipment                                15,098
       Total                                                       1,284,368

     Less:  accumulated depreciation                                 (62,500)

       Total                                                    $  1,221,868

The land and building are pledged as collateral to the secure the mortgage described in Note 5. The land and building are also pledged as collateral to secure a $228,000 line of credit of a related entity whose financial statements are not consolidated with those of the Company. At September 30, 2002 the balance of that line of credit was $223,000. (See Note 12).


5.     NOTES PAYABLE AND LONG -TERM DEBT

During September 2002 the GL issued unsecured notes with a total face value of $45,000 to two parties not related to the Company. The notes and related interest of 8 percent are due September 2004. In connection with the issuance of the notes, the holders of the notes were also issued a total of 18,000 shares of restricted common stock of HispanAmerica Corp. The notes may be redeemed at any time at the option of the Company, and redemption becomes mandatory within 45 days of the closing of a financing in which the Company receives net proceeds of at least $2,750,000.

As described in note 12, during October 2002, the Company issued additional 8 percent notes totaling $70,000 that are due in October 2004. The Company issued 28,000 shares of its common stock in connection with those notes.

(CONTINUED)

                   HISPAN AMERICA CORP. AND SUBSIDIARIES
                    (A Company in the Development Stage)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   PERIOD FROM DECEMBER 27, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2002

5.     NOTES PAYABLE AND LONG-TERM DEBT (Continued)

The Company has a line of credit with a commercial bank under which it can borrow up to $225,000, of which $75,092 was outstanding at September 30, 2002. Amounts borrowed under the line of credit are payable upon demand, and bear interest at the prime rate plus one percent. The line of credit is secured by real estate owned by officers of the Company and is personally guaranteed by officers of the company, as well as guaranteed by GL.
LJ Properties of Mebane, LLC and GL are obligated under a mortgage loan secured by the Company's land and buildings. The loan bears interest at the rate of 7.625 percent, and is payable in installments through February, 2004, with the remaining unpaid balance due in February 2004. Summary information regarding the note is as follows:

     Note payable                          $     548,569
     Less current portion                         27,232
     Note payable, less current portion    $     521,337

Principal payments due under the mortgage for each of the years subsequent to September 30, 2002 are $27,232 in 2003, $29,390 in 2004, and $491,947 in 2005.

In September 2002, certain officers and shareholders of the Company loaned a total of $21,800 to the Company to be used for working capital. The loans are non interest-bearing and are due on demand.

At September 30, 2002, the Company owed $43,830 under a note payable to a financial institution. That note was paid in full in November 2002 (See Note
12).

6.     STOCK OPTIONS

Stock Option Plan

On August 20, 2002, the Company's Board of Directors adopted a stock option plan. Under the plan a total of 1,200,000 shares of the Company's common stock have been reserved for issuance. The Plan provides for the grant of incentive stock options and nonqualified stock options to employees, directors, officers, consultants and certain other persons as set forth in the Plan. The exercise price, vesting period, and other aspects of individual grants are determined by a committee of the Board of Directors appointed to administer the Plan.

In August 2002, options to acquire 900,000 shares of the Company's common stock at a price of $1.00 per share were granted to certain officers of the Company. The options were fully vested at the time of issuance, and are exercisable through 2012.

(CONTINUED)

                    HISPAN AMERICA CORP. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   PERIOD FROM DECEMBER 27, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2002

6.     STOCK OPTIONS (Continued)

Additional Stock Plan Information

As discussed in Note 2, the Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with APB Option No. 25, Accounting for Stock Issued to Employees, and its related interpretations. The Company follows the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation, which requires the disclosure of pro-forma net income (loss) and net income (loss) per share had the Company adopted the fair value method since the Company's inception. If the value of the Company's awards of stock options had been determined using the fair value method as specified under SFAS No. 123, the net loss for the period, and basic and fully diluted earnings per share, would not have been materially different from the amounts presented. The Company estimated the fair value of the option awards using the minimum value method assuming a fair value per share under option of $.001, expected lives of options of 5 years, risk free interest rate of 3.29%, and expected dividend yield of 0%.


7.     MANUFACTURING, DISTRIBUTION AND FINANCING AGREEMENT

On September 25, 2002,GL entered into a non-exclusive agreement with American Classic Sportswear, Inc. ("ACSW") under which ASCW agreed to manufacture and ship GL's products, and bill and receive payment from the Company's customers. Sales invoices are assigned to a financing source identified by ACSW, with proceeds held in an account jointly owned by GL and ACSW. ACSW finance's direct product costs, and is responsible for all the cost of billing and bookkeeping services and factoring costs. In the event that an order is cancelled ACSW has the right to dispose of any unsold inventory to recoup its costs through a distribution channel approved by the Company.

GL and ACSW have agreed to share equally the gross profit on all product sales for which the gross profit exceeds 20 percent, with ACSW receiving a higher percentage share of the gross profit on contracts for which the gross profit is less than 10 percent with GL receiving 100% of the gross profit on contracts for which the gross profit is 11 percent up to 20 percent The percentage share of the gross profit varies depending on the gross profit percent for each sales contract.

The agreement is cancelable by either party within 120 days following written notice.

8.     INCOME TAXES

The Company's loss for income tax purposes is not materially different than its loss for financial reporting purposes, thus no provision has been recorded for deferred income taxes. The Company has federal and state income tax loss carry forwards of approximately $11,000 that are available to offset taxable income of future years.

(CONTINUED)

                    HISPAN AMERICA CORP. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   PERIOD FROM DECEMBER 27, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2002


8.     INCOME TAXES (Continued)

The differences between the amount of tax at the federal income tax rate of 34% and the tax provision for the period from December 27, 2001 to September 30, 2002 are as follows:


     Federal income tax benefit at statutory rate               $     (3,800)
     State income taxes, net of federal benefit                         (500)
     Increase in valuation allowance                                   4,300

     Provision for income taxes                                         NONE


The Company has established a valuation allowance of $4,300 at September 30, 2002 because of the uncertainty of the future realization of tax benefits.


9.     COMMITMENTS AND CONTINGENCIES

At September 30, 2002 the Company was committed under a manufacturing agreement with a total cost to the Company of approximately $123,000. The Company paid a deposit of $60,000 to the manufacturer during September, 2002, and paid the remainder of the commitment of approximately $63,000 subsequent to September 30, 2002.

As stated in Note 4, the Company's real property has been pledged as security for a line of credit of a related entity whose financial statements are not consolidated with those of the Company. At September 30, 2002 the outstanding balance on that line of credit was $223,000.


10.     EARNINGS PER SHARE

     The computation of basic and diluted earnings per share is as follows:


                                                                Inception to
                                                             September 30, 2002

Numerator:
  Net loss                                                      $    (11,215)

Denominator:
  Weighted-average common shares outstanding                       2,957,986

Basic and diluted loss per share                                $        0.0
(CONTINUED)

                    HISPAN AMERICA CORP. AND SUBSIDIARIES
                     (A Company in the Development Stage)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   PERIOD FROM DECEMBER 27, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2002


10.     EARNINGS PER SHARE (Continued)

Options to purchase 900,000 shares of common stock were outstanding during the period, but were not included in the computation of diluted earnings per share because the Company realized a loss during the period, and therefore their effect would be antidilutive.


11.     RELATED PARTY TRANSACTIONS

In August, 2002 certain shareholders and officers loaned $21,800 to the Company for working capital. The loans are non interest-bearing and are due on demand.

In August 2002 certain officers were granted a total of 4,750,000 shares of common stock of the Company in exchange for management and administrative services having a total value of $4,750.

The Company's real estate subsidiary, LJ Properties, received rental income from a related party of approximately $41,000 during the period from December 27, 2001 to September 30, 2002.

The Company's real estate is pledged as collateral for a $228,000 line of credit of a subsidiary of UAC that owned the membership interests of LJ Properties prior to their assignment to the Company. The line of credit and security agreement remained outstanding following the assignment of those membership interests. The line of credit, which had an outstanding balance of $223,000 at September 30, 2002, is not reported in the financial statements of the Company as the Company has no ownership interest in the borrowing entity, and its financial statements are not consolidated with those of the Company. The line of credit is guaranteed by an officer and shareholder of the Company.

12.     SUBSEQUENT EVENTS

In October 2002, the Company issued unsecured notes totaling $70,000 to
parties not related to the Company.   In connection with those notes, 28,000
shares of restricted common stock were issued to those note holders.

In November 2002, amounts outstanding under the Company's line of credit were repaid in full. In addition, the Company repaid in full the note payable assumed in connection with the merger described in Note 3.

(CONCLUDED)

                            ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act, with respect to the shares of common stock offered hereby. This prospectus constitutes a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from this prospectus as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete and, where such agreement or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof. For further information with respect to our company and its common stock, reference is hereby made to the registration statement and to the exhibits thereto.

The registration statement and the exhibits may be inspected, without charge, and copies may be obtained, at prescribed rates, at the public reference facilities of the Commission maintained at Judiciary Plaza, 450 Fifth Street, NW, room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov. Copies of the Registration Statement and the exhibits may also be inspected, without charge, at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, copies of the

Registration Statement and the exhibits may be obtained by mail, at prescribed rates, from the Public Reference Branch of the Commission at 450 Fifth Street, NW, Washington, DC 20549.

                       SELLING SHAREHOLDER PROSPECTUS

                             HISPANAMERICA CORP.
                      ---------------------------------
                               2,436,000 Shares
                      ---------------------------------
                                 Common Stock
                      ---------------------------------
                                  PROSPECTUS
                      ---------------------------------
                                April 4, 2003

This Prospectus relates to the potential sale of 2,436,000 shares of common stock, no par value per share of HispanAmerica Corp. (the "Company"), hereinafter collectively referred to as the "Selling Shareholders." Our company will not receive any of the proceeds on the sale of the securities by the Selling Shareholders. The resale of the securities of the Selling Shareholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby.

Investing in our shares is extremely speculative. The offering described in this prospectus involves a very high degree of risk. Persons who cannot afford to lose their entire investment should not consider an investment in our shares. SEE "RISK FACTORS" BEGINNING ON PAGE __.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement we filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

                            ------------------------

                                 THE OFFERING


Securities Offered(1)                       2,436,000 shares of Common Stock,
                                            no par value.

                                            See "Description of Securities."

Securities Outstanding Prior
to Company Offering                         7,132,600 Shares

Securities Outstanding Subsequent
to all Contemplated Company Offerings       9,632,600 Shares

Use of Proceeds                             Our company will not receive any
                                            Of the proceeds of the offering
                                            of the securities offered hereby
                                            by the Selling Shareholders.

Risk Factors                                The securities are subject to a
                                            high degree of risk and
                                            substantial dilution. See "Risk
                                            Factors" and "Dilution".

Proposed OTC:BB Symbols                     Common Stock--HSPA

-------------------
1. Concurrently with this Offering, our company is offering 2,500,000 shares of Common Stock. Our company's offering is made by a separate prospectus.

2. On the date of this Prospectus, a Registration Statement under the Act with respect to a self-underwritten public offering of 2,500,000 shares of Common Stock by our company was declared effective by the Securities and Exchange Commission, and our company commenced the sale of Shares offered thereby. Sales of securities under this Prospectus by the Selling Shareholders or even the potential of such sales may have an adverse effect on the market price of our company's securities.

Our company may apply for quotation its Common Stock on the Over-the-Counter Bulletin Board ("OTC:BB"), although there can be no assurances that an active trading market will develop even if the securities are accepted for quotation or that our company will maintain certain minimum criteria established by the NASD for continued quotation.

The securities offered by this Prospectus may be sold from time to time by the Selling Shareholders, or by their transferees. No underwriting arrangements have been entered into by the Selling Shareholders. The shares of our common stock registered hereunder may be sold, if desired, by the Selling Shareholders PRIOR to quotation on the Over-the-Counter Bulletin Board, at a fixed price of $5.00 per Share; and, following quotation, at prevailing market prices or privately negotiated prices. Following quotation, the distribution of the securities by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of such securities.

The Selling Shareholders and intermediaries through whom such securities may be sold may be deemed 'underwriters' within the meaning of the Act, with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. Our company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Act.

All costs incurred in the registration of the securities of the Selling Shareholders are being borne by our company.

                              SELLING SHAREHOLDERS

The registration statement of which this prospectus forms a part relates to the potential resale of 2,436,000 shares of Common Stock that were issued to certain Selling Shareholders in connection with our company's completed reorganization on August 20, 2002. Our company will not receive any of the proceeds derived from the resale of the securities by the Selling Shareholders.

The resale of the securities of the Selling Shareholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. The securities offered may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with such sales of securities.

The Selling Shareholders are not acting in concert with either each other or with our company as prohibited by Rule 461 or Regulation M.

The common stock offered hereby may be eligible for sale only in certain states, and, in some of those states, may be offered or sold only to "institutional investors", as defined under applicable state securities law. No sales or distributions, other than as described herein, may be effected after this Prospectus shall have been appropriately amended or supplemented. Under the securities laws of certain states, the shares may be sold in those states only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, in certain states the shares may not be sold therein unless the shares have been registered or qualified for sale in such state or an exemption from such requirement is available and is complied with.

Currently, our company's stock is not registered for sale in any state. Our company, at least initially, intends to sell securities overseas in full compliance with any applicable securities laws in those countries. As such, a Selling Shareholder may only be able to sell our stock overseas. Upon declaration of effectiveness of this registration statement by the United States Securities and Exchange Commission, our company does intend to seek approval, either through registration or an exemption from registration, to sell its stock in at least the states listed below.

Florida  Washington, D.C. Colorado  New York

Upon approval from a state securities authority to commence trading in a specific state, our company will file a post-effective amendment to its Prospectus in accordance with its obligations under applicable securities law.

Only residents of those states in which the shares have been approved for sale under applicable securities or Blue Sky laws may purchase shares in this Offering. Each potential investor will be required to execute an investment representation and subscription agreement that, among other things, requires the potential investor to certify his or her state of residence. A potential investor who is a resident of a state other than a state in which the shares have been qualified for sale may request that we register the shares in the state in which such investor resides. However, we are under no obligation to do so, and may refuse any such request.

The securities offered by the Selling Shareholders may be sold by one or more of the following methods, without limitations:

(a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

(d) face-to-face transactions between sellers and 46 purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. The selling Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

At the time a particular offer of securities is made by or on behalf of a Selling Shareholder, to the extent required, a Prospectus will be Distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers and the proposed selling price to the public. Sales of securities by the Selling Shareholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

Investments in our shares involve a high degree of risk. The shares have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Registration of Previously Issued Shares

Sales of securities by the Selling Shareholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

The following table sets forth certain information with respect to our Selling shareholders, persons or entities for whom our company is registering for resale to the public, either the shares of our company's common stock which such persons or entities own.

The following table reflects such person's or entities' ownership as of September 30, 2002:

                                                                      Number of Shares
                                                                      Owned and
Certificate                                                           Maximum No. of
Number        Name of Owner            Address                        Shares Offered(1)
------------  -----------------        ---------------------------    ---------------
1**(affiliate)The Arnold E. Pitoniak
              Revocable Trust          2011 Hwy 17N #2000J
                                       Mt. Pleasant, SC 29466         1,486,667 Outstanding
2**(affiliate)Ken Walker               3948 Forest Oaks Lane,
                                       Mebane, NC 27302               1,486,668 Outstanding
3**(affiliate)John Walker              same                           1,486,667 Outstanding
4**           Pamela K. Craven         1314 Long Street, Ste 108,
                                       High Point, NC 27262              20,000 Outstanding
5**           James H. Brennan, III	   735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402              8,000 Outstanding
7**           James H. Brennan, III	   735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402              8,000 Outstanding
8**           James H. Brennan, III	   735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402              8,000 Outstanding
9**           James H. Brennan, III    735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402              8,000 Outstanding
10**          James H. Brennan, III	   735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402              8,000 Outstanding
11**          Doug Dyer                735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402             12,000 Outstanding

12**          Doug Dyer                735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402             12,000 Outstanding
13**          Doug Dyer                735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402             12,000 Outstanding
14**          Doug Dyer                735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402             12,000 Outstanding
15            Steven Dyer              735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding
16            Kenneth C. Dyer          735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding
17            Martha D. Kaiser         735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding
18            Fred Ford                735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding
19            John Ford                735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding
20            Glen Ford                735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding
21            Jerry L. Daniels, Jr.    735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding
22            Mark Harvey              735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding
23            Kevin P. Coombes         735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding
24            William T. Broyles, Jr.  735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding
25            Kathleen Brennan         735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                200 Outstanding
26            James H. Brennan, IV     735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                200 Outstanding
27            Carole Brennan           735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                400 Outstanding
28            Jimmy Hanes              735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding
29            Courtney C. Brennan      735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding
30            Chloe M. Brennan         735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding

31            Brennan M. Voyles        735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding
32            Kelly L. Voyles          735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding
33            Patricia B. Voyles       735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding
34            John Hanes               735 Broad Street, Ste 218,
                                       Chattanooga, TN 37402                100 Outstanding
35            Stephanie Thatcher       2321 Juniper Lane,
                                       Amarillo, TX 79109                    40 Outstanding
36            Steven B. Thatcher       2321 Juniper Lane,
                                       Amarillo, TX 79109                    40 Outstanding
37            Michael T. Thatcher      17 W. Cheyenne Mt. Blvd.,
                                       Colo. Spgs., CO 80906                 40 Outstanding
38            Seth T. Thatcher         2321 Juniper Lane,
                                       Amarillo, TX 79109                    40 Outstanding
39            JoAnn Thatcher           2321 Juniper Lane,
                                       Amarillo, TX 79109                   100 Outstanding
40            Thomas S. Thatcher       2321 Juniper Lane,
                                       Amarillo, TX 79109                   200 Outstanding
41            Mills T. Thatcher        PO Box 60894
                                       Colorado Springs, CO 80906           280 Outstanding
42            Grayson S. Thatcher      PO Box 60894
                                       Colorado Springs, Co 80906           280 Outstanding
43            Jennifer M. Thatcher     PO Box 60894
                                       Colorado Springs, Co  80906          600 Outstanding
44            Meredith Wallace         17 W. Cheyenne Mt. Blvd.,
                                       Colo. Spgs., CO 80906                200 Outstanding
45**          Adam S. Clavell          26 North St., Ste. 219,
                                       East Douglas, MA 01516               700 Outstanding
46            Holly A. Clavell         26 North St., Ste. 219,
                                       East Douglas, MA 01516               680 Outstanding
47            Robert B. Johnson        1225 E. Commodore Place,
                                       Tempe AZ  85283                       40 Outstanding
48            Stephen Merrell          3313 Riley, Plano TX 75025            40 Outstanding
49            Amanda Merrell           3313 Riley, Plano TX 75025            40 Outstanding
50            Matthew Merrell          3313 Riley, Plano TX 75025            40 Outstanding
51            Lewis Merrell            3313 Riley, Plano TX 75025           200 Outstanding


52            Joyce Merrell            3313 Riley, Plano TX 75025           200 Outstanding
53            Jessica Merrell          3313 Riley, Plano TX 75025            40 Outstanding
54            John J. Wallace, Jr.     17 W. Cheyenne Mt. Blvd.,
                                       Colo. Spgs., CO 80906                200 Outstanding
55**          Mark T. Thatcher         PO Box 60894
                                       Colorado Springs, Co 80906        48,000 Outstanding
56**          Christopher O. Werner    P.O. Box 216, Kohler, WI 53044    48,000 Outstanding
57            Rachel T. Biron          2000 Providence Pike, N.
                                       Smithfield, RI 02896                 100 Outstanding
58            Karen Boyd               56 Pine Street,
                                       Providence, RI 02903                 400 Outstanding
59            Dawn Clarke              28 Sherwood La.,
                                       Barrington, RI 02806                 200 Outstanding
60**          Adam S. Clavell          26 North St., Ste. 219,
                                       East Douglas, MA 01516             1,700 Outstanding
61            Thomas J. DiSanto        73 Cindyann Dr.,
                                       East Greenwich, RI 02818             200 Outstanding
62            Maureen C. Donovan       56 Pine Street,
                                       Providence, RI 02903                 100 Outstanding
63            Carol A. Fox             1494 Cranston St. Apt. 5,
                                       Cranston, RI 02920                   100 Outstanding
64            Kevin J. Holley          52 Anthony Circle,
                                       N. Attleboro, MA 02763               700 Outstanding
65**          James V. Kelly           295 Steere St.,
                                       Attleboro, MA 02703                1,700 Outstanding
66            Joanne Rouette           789 Black Plain Rd.,
                                       N. Smithfield, RI 02896              700 Outstanding
67            Rajaram Suryanarayan     417 Chimney Rock Dr.,
                                       N. Kingstown, RI 02852               700 Outstanding
68            James L. Truslow, V      125 Overlook Drive,
                                       Warwick, RI 02818                    900 Outstanding
69            Jacob W. Blezard         56 Pine Street,
                                       Providence, RI 02903                  50 Outstanding
70            Jared Blezard            56 Pine Street,
                                       Providence, RI 02903                  50 Outstanding
71            Julie L. Blezard         56 Pine Street,
                                       Providence, RI 02903                  50 Outstanding


72            Kaleigh K. Blezard       56 Pine Street,
                                       Providence, RI 02903                  50 Outstanding
73            Kristian R. Blezard      56 Pine Street,
                                       Providence, RI 02903                  50 Outstanding
74            Robert C. and
              Mildred Blezard          56 Pine Street,
                                       Providence, RI 02903                 500 Outstanding
75            Robert C. Blezard, Jr.   56 Pine Street,
                                       Providence, RI 02903                 500 Outstanding
76            William C. Blezard       56 Pine Street,
                                       Providence, RI 02903                 500 Outstanding
77            David C. Brouillette     56 Pine Street,
                                       Providence, RI 02903                  50 Outstanding
78            Erin C. Brouillette      56 Pine Street,
                                       Providence, RI 02903                  50 Outstanding
79            Mikaela Messier          56 Pine Street,
                                       Providence, RI 02903                 200 Outstanding
80            Christopher D. Messier   56 Pine Street,
                                       Providence, RI 02903                 200 Outstanding
81            Christopher Simmons      56 Pine Street,
                                       Providence, RI 02903                 600 Outstanding
82            Therese R. Simmons       56 Pine Street,
                                       Providence, RI 02903                 600 Outstanding
83            Johathon P. Weiss        56 Pine Street,
                                       Providence, RI 02903                 400 Outstanding
84            Sarah A. Weiss           56 Pine Street,
                                       Providence, RI 02903                 200 Outstanding
85            Izabelle Weiss           56 Pine Street,
                                       Providence, RI 02903                 200 Outstanding
86            Michael Weiss            56 Pine Street,
                                       Providence, RI 02903                 200 Outstanding
87            David Weiss              56 Pine Street,
                                       Providence, RI 02903                 200 Outstanding
88            John R. Simmons          56 Pine Street,
                                       Providence, RI 02903                 400 Outstanding
89            Ernest Cassick           5315 US Hwy. 13,
                                       Greenville, NC 26734                 100 Outstanding


90            Frances Cassick          5315 US Hwy. 13,
                                       Greenville, NC 26734                 100 Outstanding
91            Ashley M. Simmons        56 Pine Street,
                                       Providence, RI 02903                 200 Outstanding
92            Justin R. Simmons        56 Pine Street,
                                       Providence, RI 02903                 200 Outstanding
93            Carroll Messier          56 Pine Street,
                                       Providence, RI 02903                 400 Outstanding
94            Jeanne E. Brouillette    56 Pine Street,
                                       Providence, RI 02903                  50 Outstanding
95            Robert C. Brouillette    56 Pine Street,
                                       Providence, RI 02903                 500 Outstanding
96            Christopher J. Nadeau    56 Pine Street,
                                       Providence, RI 02903                 500 Outstanding
97            Dylan M. Nadeau          56 Pine Street,
                                       Providence, RI 02903                 100 Outstanding
98            Gregg A. Nadeau          56 Pine Street,
                                       Providence, RI 02903                 500 Outstanding
99            Matthew R. Nadeau        56 Pine Street,
                                       Providence, RI 02903                 500 Outstanding
100           Richard and
              R. Joyce Nadeau          56 Pine Street,
                                       Providence, RI 02903                 500 Outstanding
101           Tyler J. Nadeau          56 Pine Street,
                                       Providence, RI 02903                 100 Outstanding
102           Braddock C. Nolan        56 Pine Street,
                                       Providence, RI 02903                  50 Outstanding
103           Holly B. Nolan           56 Pine Street,
                                       Providence, RI 02903                 500 Outstanding
104           Jessica A. Nolan         56 Pine Street,
                                       Providence, RI 02903                  50 Outstanding
105           Rebecca L. Nolan         56 Pine Street,
                                       Providence, RI 02903                  50 Outstanding
106           Laurie J. St. Andre      56 Pine Street,
                                       Providence, RI 02903                 500 Outstanding
107           Michael C. St. Andre     56 Pine Street,
                                       Providence, RI 02903                 100 Outstanding


108           Stephen J. St. Andre     56 Pine Street,
                                       Providence, RI 02903                 100 Outstanding
109**         Richard Nadeau, Jr.      56 Pine Street,
                                       Providence, RI 02903              40,300 Outstanding
110**         James R. Simmons         56 Pine Street,
                                       Providence, RI 02903              42,250 Outstanding
111           Alexander Clarke         1608 Thomas Road,
                                       Lexington, NC 27295                   20 Outstanding
112           Amber Gregory            4312 Shade Tree Court,
                                       High Point, NC 27265                 100 Outstanding
113           Carol Stevens            5247 US Hwy. 13,
                                       Greenville, NC 27834                 100 Outstanding
114           Richard Stevens          5247 US Hwy. 13,
                                       Greenville, NC 27834                 100 Outstanding
115           Jennifer Stevens         5247 US Hwy. 13,
                                       Greenville, NC 27834                 100 Outstanding
116           Leslie Vanstaalduinen    5664 Terra Ceia Road,
                                       Pantego, NC 27860                    100 Outstanding
117           Gerritt Vanstaalduinen   5664 Terra Ceia Road,
                                       Pantego, NC 27860                     20 Outstanding
118           Colin Vanstaalduinen     5664 Terra Ceia Road,
                                       Pantego, NC 27860                     20 Outstanding
119           Caroline Vanstaalduinen  5664 Terra Ceia Road,
                                       Pantego, NC 27860                     20 Outstanding
120           Dr. Van Fletcher, Jr.    1108 Rockford Road,
                                       High Point, NC 27262                 100 Outstanding
121           Van Fletcher, III        1108 Rockford Road,
                                       High Point, NC 27262                  20 Outstanding
122           Mary Fletcher            1108 Rockford Road,
                                       High Point, NC 27262                  20 Outstanding
123           Laura Fletcher           1108 Rockford Road,
                                       High Point, NC 27262                  20 Outstanding
124           James Noble              662 Barney Road,
                                       High Point, NC 27265                 100 Outstanding
125           Karen Noble              662 Barney Road,
                                       High Point, NC 27265                 100 Outstanding
126           Mallory Graham           1861 West First Street,
                                       Winston-Salem, NC 27104              200 Outstanding

127           Janet Flynn              505 N. Rotary Drive,
                                       High Point, NC 27262                 200 Outstanding
128           Barbara Kinney           712 Huntington Drive,
                                       High Point, NC 27262                  20 Outstanding
129           Joanna Frazier Hudson    622 Liberty Road,
                                       Archdale, NC 27263                    20 Outstanding
130           Sharon Frazier Fenton    4248 Twin Mountains Circle,
                                       Vinton, VA 24179-1020                 20 Outstanding
131**         Edward A Pitoniak        546 Queens Grant,
                                       Hilton Head Island S.C.29928       5,000 Outstanding
132           Celia Reyes              224 E.74th St., Apt D,
                                       New York, NY 10021                 1,000 Outstanding
133           Kaitlin Marie Pitoniak   445 Malloy St.,
                                       Cotiague, NY 11726                 1,000 Outstanding
134           Sylvia Craven            713 Huntington Drive,
                                       High Point, NC 27262                 100 Outstanding
135           Carolyn B. Green         105 Locust fence Rd.,
                                       Dataw Island, SC 29910               200 Outstanding
136           Phillip Hurst, PhD.      887 Waterford Green,
                                       Marietta, GA 30068                   200 Outstanding
137           William W. Gardner,Esq.  1301 Ashford Parkway,
                                       Dunwoody, GA 30338                   400 Outstanding
138           Peter Chanin             1301 Ashford Parkway,
                                       Dunwoody, GA 30338                   400 Outstanding
139           Don Funderburke          3560 Highway 601 South,
                                       Concord, NC 28205                    200 Outstanding
140           Sam McGee, Esq.          211 N. Main St. Suite B,
                                       The Law Bldg., Monroe, NC 28111       20 Outstanding
141           Christopher L. Kite      2300 Foxhunt, Monroe, NC 28110       100 Outstanding
142**         John B. Maier II         297 Shore Rd, Greenwich, CT 06830  2,000 Outstanding
143           John B. Maier III        297 Shore Rd, Greenwich, CT 06830    100 Outstanding
144           Catherine Maier          297 Shore Rd, Greenwich, CT 06830    100 Outstanding
145           Lynne Mahood             10710 Meddow Lane,
                                       Houston, TX 77042                     20 Outstanding
146           Melissa Cable            321 Plaza Circle,
                                       Little Rock, Arkansas 72205          400 Outstanding
147           John K. Dewberry         2849 Paces Ferry Rd.,
                                       Atlanta GA 30309                     100 Outstanding


148           Daniel A Smith           3904 Central Ave,
                                       Hot Springs, Arkansas                100 Outstanding
149           Tom Cameron              P.O. Box 4051,
                                       Spring Island, SC 29910               20 Outstanding
150           Otto Ferrene, Esq.       75 Pope Ave,
                                       Hilton Head Island, SC 29928          20 Outstanding
151           Rebecca Hampton          9906 Henderson Rd.,
                                       Fairmont, GA 30139                    20 Outstanding
152           Hank Holliday            33 Society St.,
                                       Charleston, SC                        20 Outstanding
153           Pam George               235 Fairwood Circle,
                                       Hot Springs, Arkansas 71913          100 Outstanding
154           Phil Mulherin            714 E. Paces Rd.,
                                       Atlanta, GA 30305                     20 Outstanding
155           Marianne H. Robinson     7930 St. Ives Rd. #O-7,
                                       N. Charleston, SC 29406              200 Outstanding
156           Rita Pohl                415 Colony Gardens  Dr.,
                                       Beaufort , SC  29902                  20 Outstanding
157           Mary and Reed Salley     211 Chechessee Rd.,
                                       Okatie, SC 29910-3904                 20 Outstanding
158           Annette Nelson           Route 1, Box 238-B,
                                       Ridgeland, SC 29936                  100 Outstanding
159           Jimmy Rowe               51 Haul Away,
                                       Hilton Head Island, SC 29928          20 Outstanding
160**         The Arnold E. Pitoniak   2011 Highway 17N, Suite 2000J
   (affiliate)Revocable Trust          Mt. Pleasant, SC 29466         1,107,900 Outstanding
161           Christopher Gentile      124 F Northgate Ct.,
                                       High Point, NC 27265               1,000 Outstanding
162           Karen Anderson           15 Folkestone,
                                       Greensboro, NC 27403                  20 Outstanding
163           Riley Garner             5302 Thorncliff Dr.,
                                       Greensboro, NC 27410                  20 Outstanding
164           Jeffrey Garner           5998 Old Stilesboro Rd.,
                                       Acworth, Ga. 30101                   100 Outstanding
165           Carly Jo Kester          17 Cedar Knoll Dr.,
                                       Greensboro, NC 27407                  20 Outstanding
166           Clay Craven              # 5 Bell Tree Court,
                                       Durham, NC 27705                      20 Outstanding


167           Dale Craven Koethe       319 Old Westford Rd.,
                                       Chelmsford, MA 01824                  20 Outstanding
168           Alice Mikal Craven       137 Boulevard Magenta, France         20 Outstanding
169           Pamela K. Craven         124 F Northgate Ct.,
                                       High Point, NC 27265                 200 Outstanding
170           James C. Hash            6621 Village Brook Trail,
                                       Clemmons, NC 27012                 1,000 Outstanding
171           Joyce Hash               6621 Village Brook Trail,
                                       Clemmons, NC 27012                 1,000 Outstanding
172**         Jonnie Cassick Craven    402 Otteray Avenue,
                                       High Point, NC 27262               4,000 Outstanding
173           Gary Dean                501 Mendenhall Rd.,
                                       Jamestown, NC 27282                  100 Outstanding
174**         James H. Brennan, III    735 Broad St., Ste 218,
                                       Chattanooga, TN 37402                500 Outstanding
175**         Doug Dyer                735 Broad St., Ste 218,
                                       Chattanooga, TN 37402              1,000 Outstanding
176**         David Scott              3948 Forest Oaks Lane,
                                       Mebane, NC 27302                  23,203 Outstanding
177**         Kenneth J. Walker        Same as above                     16,798 Outstanding
   (affiliate)

178**         John P. Walker           Same as above                     13,598 Outstanding
   (affiliate)
179**         Stephen K. Radford       c/o Jefferson Acquisition Group,
                                       4279 Roswell Rd.                   2,000 Outstanding
                                       #102-252,Atlanta, Georgia 30342
180**         Bryan J Stone            Same as above                     25,000 Outstanding
181**         Donald C. Wilson         Same as above                     25,000 Outstanding
182**         Ricardo de Anda          212 Flores Ave.,
                                       Loredo, TX 78040                   7,000 Outstanding
183**         Sharon Makohoniuk        8690 Acro Drive, Suite 115-389,
                                       San Diego, CA 92123               28,000 Outstanding
184**         Sago Funding, Inc.       925 ch. des Praires,
                                       Brossard, QC J4X1E7,Canada        28,000 Outstanding
185**         Dr. Luther Brady         226 W. Washington Square,
                                       Philadelphia, PA 19106-3522        2,800 Outstanding


186**         Adolfo Restrepo          454 Las Galinas Ave.,#195,
                                       San Rafael, CA 94903               7,000 Outstanding
187**         Only God's Love
              Matters Corp.            Attn: Kimberly Marooney
                                       1107 World Trade Center,
                                       Panama City, Panama                7,000 Outstanding
188**         Lisa Varga               P.O. Box 344,
                                       6150 Burcher Rd.
                                       Wilson, WY 83014                  11,200 Outstanding
189**         Richard Kirk             10247 Princess Sarit Way,
                                       Santee CA 92071                    7,000 Outstanding
190**         James H. Brennan         735 Broad St. Suite 218,
                                       Chattanooga, TN 37402              4,000 Outstanding
191**         Skipper Mize Inv.        1145 Goodwin Rd.
                                       Atlanta, GA 30324                  4,000 Outstanding
192**         Love Holding, Inc        8690 Aero Dr. Suite 115-389,
                                       San Diego, CA 92123                6,000 Outstanding
193**         Dario Tanquilli          2726 Shelter Island Dr.,           4,800 Outstanding
                                       Suite 185
                                       San Diego, CA 92123
194**         Marguerite Trupp         P.O. Box 3010                      8,400 Outstanding
                                       San Diego, CA 92163
195**         David Scott              3948 Forest Oaks Lane              5,800 Outstanding
                                       Mebane, NC 27302
196**         Ken Walker               3948 Forest Oaks Lane              4,200 Outstanding
   (affiliate)                         Mebane, NC 27302
197**         John Walker              3948 Forest Oaks Lane              3,400 Outstanding
   (affiliate)                         Mebane, NC 27302
198**         David Casdan             21 Linda Avenue                    1,400 Outstanding
                                       San Rafael, CA 94903
199**         Shawn Lyons              66 Kapii St. Haiku,
                                       Hawaii  96708                      9,300 Outstanding
200           BSIM,LLC                 735 Broad Street Suite 218,
                                       Chattanooga, TN, 37402               140 Outstanding

201**         United American          2011 Highway 17N, Ste. 2000J     486,541 Outstanding
              Companies, Inc           Mt. Pleasant, SC 29466
202           Spencer Jenkins          3948 Forest Oaks Lane              1,000 Outstanding
                                       Mebane, NC 27302
203           Rodney Floyd             3948 Forest Oaks Lane              1,000 Outstanding
                                       Mebane, NC 27302
204           Brian Eller              3948 Forest Oaks Lane              1,000 Outstanding
                                       Mebane, NC 27302


205**         Mark T. Thatcher         PO Box 60894                     250,000 Outstanding
                                       Colorado Springs, Co 80960
206           Curtis Knight            c/o 3948 Forest Oaks Lane         40,000 Outstanding
                                       Mebane, NC 27302
207           Debora and Carl Carney   171 Boxwood Circle                 8,000 Outstanding
                                       Advance, NC 27006
208           Dominick DiGirolimo      801 Hemingway Drive               18,000 Outstanding
                                       Raleigh, NC 27609
TOTAL                                                                 6,954,600


(1)The Selling Shareholders are registering their entire holdings of our company's common stock. As a result, at the conclusion of the offering by the Selling Shareholders, assuming all shares offered hereby are sold, the Selling Shareholders will hold no shares of our company's common stock.

**Denotes those shareholders that have entered into twelve (12) month restrictive "Bleedout" Agreements whereby they may only sell approximately twenty-five percent (25%) of their shares during each, successive quarter to the initial date the Company's common stock commences trading on the OTC Bulletin Board or nationally recognized exchange.


                            PLAN OF DISTRIBUTION

The shares of our common stock registered hereunder may be sold, if desired, by our selling shareholders PRIOR to quotation on the Over-the-Counter Bulletin Board, at a fixed price of $5.00 per Share; and, following quotation, at prevailing market prices or privately negotiated prices.

The shares of our common stock registered hereunder may be sold, if desired, by our selling shareholders, subsequent to a registered broker/dealer establishing an automated quotation on the Over-the-Counter Bulletin Board.

The Selling Shareholders' shares, whether offered before or after quotation on the Over-the-Counter Bulletin Board, must be offered:

(i) through dealers or in ordinary brokers' transactions, in the over-the-counter market or otherwise;

(ii) at the market or through market makers or into an existing market for the securities;

(iii) in other ways not involving market makers or established trading markets, including direct sales to purchasers or effective through agents; or

(iv) in combinations of any of such methods of sale. The shares will be sold at market prices prevailing at the time of sale or at negotiated prices.

If a dealer is utilized in the sale of the shares in respect of which our prospectus is delivered, the selling shareholder will sell such shares to the dealer, as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale.

Sales of our shares at the market and not at a final price, which are made into an existing market for the shares, will be made by our selling shareholders to or through a market maker, acting as principal or as agent. Other sales may be made, directly or through an agent, to purchasers outside existing trading markets. A selling broker may act as agent or may acquire the shares or interests therein as principal or pledgee and may, from time to time, effect distributions of such shares and interests.

The shares offered hereby are eligible for sale only in certain states, and, in some of those states, may be offered or sold only to institutional investors, as defined under applicable state securities law. No sales or distributions, other than as described herein, may be effected after our prospectus shall have been appropriately amended or supplemented.

The Selling Shareholders may also pledge their shares pursuant to the margin provisions of their customer agreements with their brokers. If there is a default by the Selling Shareholders, the brokers may offer and sell the pledged shares.

Brokers or dealers may receive commissions or discounts from the Selling Shareholders (or, if the broker-dealer acts as agent for the purchaser of the shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Shareholders in connection with sales of the shares.

The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in sales of the shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. In that event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have agreed to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the Selling Shareholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Shareholders have also agreed to indemnify us, our directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Securities Act.

The Selling Shareholders and other persons participating in the distribution of the shares offered hereby are subject to the applicable requirements of Regulation M promulgated under the Securities Exchange Act of 1934 in connection with the sales of the shares.

Limited State Jurisdictions Where Securities Are to be Offered

Currently, our stock is not registered for sale in any state. Our company, at least initially, intends to sell securities overseas in full compliance with any applicable securities laws in those countries. Upon declaration of effectiveness of this registration statement by the United States Securities Exchange Commission, we do intend to seek approval, either through registration or an exemption from registration, to sell its stock in at least the states listed below.

Florida                       Washington, D.C.
Colorado                      New York

Upon approval from a state securities authority to commence trading in a specific state, we will file a post-effective amendment to our Prospectus in accordance with its obligations under applicable securities law.

Only residents of those states in which the shares have been approved for sale under applicable securities or Blue Sky laws may purchase shares in this Offering. Each potential investor will be required to execute an investment representation and subscription agreement that, among other things, requires the potential investor to certify his or her state of residence. A potential investor who is a resident of a state other than a state in which the shares have been qualified for sale may request that we register the shares in the state in which such investor resides. However, we are under no obligation to do so, and may refuse any such request.

Investor Relations Arrangements

Our company may enter into an investor relations agreement. Under the agreement, an investor relations firm is engaged to provide investor relations, corporate communications and related support services to our company, specifically including, among other duties, the development of a comprehensive plan for the dissemination of our information to shareholders as well as brokers, analysts and potential investors; advising our company regarding trends and changes in the Over-the-Counter Bulletin Board brokerage and investment community, as well as changes in share ownership of our shares, all in the context of providing appropriate investor relations communications; coordinating investor and shareholder contacts with our counsel to ensure compliance with applicable securities laws and exchange listing requirements; and assisting us with on-site investor relations meetings and with the design, preparation and dissemination of investor relations materials. No specific firm has been targeted by our company and there can be no assurance that one will ever be engaged, or will be willing to be engaged by our company on favorable terms.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


            ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Delaware General Corporation Law ("DGCL") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

The DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses
(including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

The DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The Company's Articles of Incorporation (incorporated by reference herein) provides for indemnification of directors, officers and other persons as follows:

To the fullest extent permitted by the DGCL as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

The indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

THE COMPANY'S BY-LAWS (INCORPORATED BY REFERENCE HEREIN) PROVIDES THAT:

Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

RIGHT TO ADVANCEMENT OF EXPENSES.

The right to indemnification conferred in the section "Right to Indemnification" of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

The rights to indemnification and to the advancement of expenses conferred in this section and the section "Right to Indemnification" of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

RIGHT OF INDEMNITEES TO BRING SUIT.

If a claim under the section "Right to Indemnification" or "Right to Advancement of Expenses" of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In(1) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL.

Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

NON-EXCLUSIVITY OF RIGHTS.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

INSURANCE.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. The directors and officers of our company are covered by a policy of liability insurance.


            ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the sale of the Shares are estimated as follows:

Securities and Exchange Commission registration fee*  $    2,375
Legal Fees and expenses*                                 218,625
Accounting fees and expenses*                             33,000
Printing and Engraving*                                    2,000
Miscellaneous*                                            19,000
                                                      ----------
TOTAL                                                 $  275,000
----------------------
*estimated


     ITEM 26.  UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN THREE YEARS.

Unregistered Securities Issued or Sold Within Three Years--
Recent Sales of Unregistered Securities.

We completed a reverse triangular merger with GL on August 20, 2002, whereby our wholly owned subsidiary, Genlat, Inc., was merged with GL. GL was the surviving entity, thereby becoming a subsidiary of our company. At the completion of the transaction our company issued, on a 1:5 basis, 2,186,600 restricted shares of common stock to United American Companies, Inc., ("UAC") and its shareholders. UAC was the previous parent company to GL.

On August 16, 2002, 4,500,000 additional restricted shares of common stock were issued to certain members of management for pre-transaction consulting services and post-transaction consulting and management services. The services were valued at the par value of the stock.

On August, 16, 2002, 250,000 restricted shares of common stock were issued to a consultant for services. The services were valued at the par value of the stock.

On September 25, 2002, 18,000 restricted shares of common stock were issued at par value.

On October 16, 2002, 28,000 restricted shares of common stock were issued at par value.

On March 3, 2003, 150,000 restricted shares of common stock were issued to an officer of the Company in exchange for services. Those services were valued at par.

All such securities were issued to the shareholders of our company with no broker-dealer or underwriter involved and no commissions paid to any person in respect thereto.

All such sales were made in reliance on Section 4(2), 4(6) and/or Regulation D the Securities Act as transactions not involving a public offering. With regard to the reliance by our company upon the exemption from registration provided under Section 4(2), 4(6) or Regulation D-Rule 506 of the Securities Act for the sales of securities disclosed above, inquiries were made by our company to establish that such sales were qualified for exemption from the registration requirements.

Section 4(2) Sales

In particular, our company confirmed that with respect to any exemption claimed under section 4(2) of the Securities Act:

(i) Each purchaser referred to gave written assurance of investment intent and certificates for the shares sold to each purchaser bear a legend consistent with such investment intent and restricting transfer;

(ii) Sales within any offering were made to a limited number of United States citizens. No general solicitation to the public was made in connection with such sales;

(iii) Each purchaser represented in writing that they (or in the case of corporate investors) that their management are sophisticated investors;

(iv) Neither our company nor any person acting on our behalf offered or sold the shares by means of any form of general solicitation or general advertising;

(v) No services were performed by any purchaser as consideration for the shares issued; and

(vii) The purchasers represented in writing that they acquired the shares for their own accounts.

We will continue to take the following action to ensure that a public re-distribution of the shares does not take place:

(i) a restrictive legend will be placed on each stock certificate issued in connection with the founder transactions;

(ii) stop transfer order instructions will be placed on each stock certificate issued in connection with the founder transactions; and

(iii) shareholders have been placed on notice that their securities will need to be sold in compliance with Rule
      144 of the Act, and may not be transferred otherwise.

                             ITEM 27.   EXHIBITS.

                              INDEX TO EXHIBITS


EXHIBIT     NO.     DESCRIPTION


            1        Not applicable
x           2.10     Plan of Merger dated August 20, 2002;
x           3(i)     Amended and Restated Certificate of Incorporation
x           3(ii)    Bylaws
x           4(a)     Agreements Defining Certain Rights of Shareholders
x           4(b)     Specimen Stock Certificate
x           4(c)     Subscription Agreement
x           4(d)     Investor Representation Letter
x           5.1      Opinion of Mark T. Thatcher, Esq. regarding the legality
                     of the securities being offered hereby.
            8        Not applicable
            9        Not applicable
x          10.1      Pre Incorporation Consultation and Subscription Agreement
x          10.2      2002 Registered Stock Option Plan
x          10.3      Employment Agreements (Pitoniak, Walker and Walker)
x          10.4      Lease Terms
           11        Not applicable
           15        Letter on unaudited interim financial information
           16        Letter on change in certifying accountant
           21        Not applicable
x          23.1      Consent of Counsel (contained in Exhibit 5.1)
x          23.2      Consent of Cayer, Prescott, Clune & Chatellier, LLP


           24        Not applicable
           25        Not applicable
           26        Not applicable
x          99.1      Safe Harbor Compliance Statement

____________________________
x   filed herewith


                           ITEM 28.   UNDERTAKINGS.

The undersigned hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the

              Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

HISPANAMERICA CORP.

By:  /s/ Arnold E. Pitoniak

________________________________
ARNOLD E. PITONIAK
Chief Executive Officer

Date: April 4, 2003

Each of the officers and directors of HispanAmerica Corp. whose signature appears below hereby constitutes and appoints Arnold E. Pitoniak as his true and lawful attorney-in-fact and agent, with full power of substitution, with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form SB-2, and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that such attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                      Title                      Date


/s/ John P. Walker
------------------------
John P. Walker                 Vice President             April 4, 2003
                               and Director


/s/ Kenneth J. Walker
------------------------
Kenneth J. Walker              Chief Operating Officer    April 4, 2003
                               and Director


/s/ Richard E. Martin

Richard E. Martin              Chief Financial Officer/    April 4,2003
                               Treasurer


                                CERTIFICATIONS

I, Arnold E. Pitoniak, Chief Executive Officer of HispanAmerica Corp., certify that:

1. I have reviewed this registration statement on Form SB-2 of HispanAmerica Corp.;

2. Based on my knowledge, this registration statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the disclosure set forth within this registration statement;

3. Based on my knowledge, the financial statements and other financial information included in this registration statement, fairly present in all material respects the financial condition, results of operations and cash flows of our company as of, and for, the periods presented in this registration statement;

4. Our company's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for us and we have:

     a.) designed such disclosure controls and procedures to ensure that material information relating to our company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this registration statement is being prepared;

     b.) evaluated the effectiveness of our disclosure controls and procedures as of a date within 90 days prior to the filing date of the registration statement (the "Evaluation Date"); and

     c.) presented in this registration statement our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. Our other certifying officers and I have disclosed, based on our most recent evaluation, to our auditors and the Board of Directors:

      a.) all significant deficiencies in the design or operation of internal controls which could adversely affect our ability to record, process, summarize and report financial data and have identified for our auditors any material weaknesses in internal controls and

     b.) any fraud, whether or not material, that involves management or other employees who have a significant role in our internal controls; and

6. Our other certifying officers and I have indicated in this registration statement whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: April 4, 2003


/s/ ARNOLD E. PITONIAK

Arnold E. Pitoniak,
Chief Executive Officer

/s/ RICHARD E. MARTIN

Richard E. Martin,
Chief Financial Officer